Exhibit 4.11

xxxx INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST

FOR CONFIDENTIAL TREATMENT.

K&L GATES

Share Sale Agreement

Kilinwata Investments Pty. Ltd.

ACN 009 641 212 and

Mi Ok Chong

and

Paul Hopper

and

Novogen Limited

ACN 063 259 754

K&L Gates

Melbourne office

Ref: baldij.petranp.

Confidential material omitted and filed separately with the Commission.

Table of Contents

1.	Definitions and interpretation	5
1.1	Definitions	5
1.2	Interpretation	14

2.	Agreement to buy and sell Shares	15
2.1	Sale and purchase	15
2.2	Date for Completion	15
2.3	Encumbrances and rights	15
2.4	Title and risk	16
2.5	Purchase of all the Shares	16
2.6	Waiver of pre-emptive rights	16

3.	Conditions precedent	16
3.1	Conditions precedent to Completion	16
3.2	Duties in relation to Conditions	16
3.3	Fulfilment by waiver	16
3.4	Failure of Condition	17

4.	Conduct pending Completion	17
4.1	Conduct of Business	17
4.2	Assistance and access for Buyer	17
4.3	Confidentiality	18
4.4	Notice of material changes	18
4.5	No discussions	18

5.	Completion	18
5.1	Time and place for Completion	18
5.2	Sellers’ obligations at Completion	18
5.3	Buyer’s obligations at Completion	20
5.4	Conditions of Completion	20
5.5	Delayed delivery of Completion items	20

6.	Completion Consideration	21
6.1	Completion Cash Amount	21
6.2	Completion Shares	21

7.	Milestone Consideration	22
7.1	Milestones	22
7.2	Milestone 1	22
7.3	Mechanics of issue of Milestone 1 Shares	22
7.4	Milestone 2	23
7.5	Mechanics of issue of Milestone 2 Shares	23
7.6	Milestone 3	24
7.7	Mechanics of Milestone 3 Consideration - Shares	24
7.8	If approvals not obtained	26
7.9	Mechanics of Milestone 3 Consideration - Cash	27
7.10	Maximum Payable	27
7.11	Milestone 4	27
7.12	Mechanics of Milestone 4 Consideration	27

Table of Contents (ctd)

Confidential material omitted and filed separately with the Commission.

8.	Obligations until registration of transfer	29
8.1	Buyer's obligation to register	29
8.2	Sellers' obligations	29

9.	Rights and obligations after Completion	29
9.1	Novogen Appointment	29
9.2	Sellers assistance following Completion	29
9.3	Access to Records	29

10.	Tax matters	30
10.1	Completion of Tax returns and calculations	30
10.2	Tax enquiries or audits by Government Agency	30

11.	Sellers’ Warranties	31
11.1	Warranties	31
11.2	Disclosure Material	31
11.3	Separate warranties	31
11.4	Sellers must notify breaches	32
11.5	Qualification as to knowledge	32

12.	Indemnities	32
12.1	Indemnity for Warranty Claims	32
12.2	Tax Indemnity	32

13.	Claiming under the Sellers’ Warranties and the Indemnities	32
13.1	Notice of Claims	32
13.2	Seller Warrantors to consider Claims	33
13.3	Time limits for Claims	33
13.4	Maximum amount the Buyer may recover	33
13.5	Benefits received by the Buyer	33
13.6	Escrow arrangement where Claim made	33
13.7	Reduction in Purchase Price	34

14.	Buyer’s Warranties	34
14.1	Warranties	34
14.2	Warranties true on Completion	35

15.	Termination by Buyer before Completion	35
15.1	Termination events	35
15.2	Right of Buyer to terminate	35
15.3	Remedies cumulative	36

16.	Public announcements	36
16.1	Making announcements	36
16.2	Requirements	36

17.	Confidentiality	36
17.1	Obligation of confidentiality	36
17.2	Exceptions	36
17.3	Disclosure to Recipient	37
17.4	Obligations	37
17.5	Return or destruction of Confidential Information	37
17.6	Post Completion	38

Table of Contents (ctd)

Confidential material omitted and filed separately with the Commission.

18.	GST	38
18.1	Definitions	38
18.2	Consideration is GST exclusive	38
18.3	Payment of GST	38
18.4	Reimbursement of expenses	38

19.	General	39
19.1	Nature of obligations	39
19.2	Entire understanding	39
19.3	Survival of obligations	39
19.4	No adverse construction	39
19.5	Further assurances	39
19.6	No waiver	39
19.7	Severability	40
19.8	Successors and assigns	40
19.9	No assignment	40
19.10	Consents and approvals	40
19.11	No variation	40
19.12	Costs	40
19.13	Duty	40
19.14	Governing law and jurisdiction	40
19.15	Notices	40
19.16	Counterparts	41
19.17	Conflicting provisions	42
19.18	No merger	42
19.19	Operation of indemnities	42
19.20	No right of set-off	42
19.21	Relationship of parties	42

Schedule 1 - Share Details		43

Schedule 2 - Corporate Details		44

Schedule 3 - Conditions to Completion		45

Schedule 4 - The Sellers’ Warranties		46

Schedule 5 - The Disclosure Material		XX

Annexure 1 - The Accounts		XX

Annexure 2 - Escrow Agreement		XX

Annexure 3 - Licence Agreement		XX

Annexure 4 - Hopper Appointment Agreement		XX

Annexure 5 - Chong Appointment Agreement		XX

Confidential material omitted and filed separately with the Commission.

Share Sale Agreement

Date 2016

Parties

1.	Kilinwata Investments Pty. Ltd. ACN 009 641 212 of Unit 101 50 McLachlan Avenue Rushcutters Bay NSW 2011

2.	Mi Ok Chong XXXX

(each a Seller and collectively known as the Sellers)

3.	Paul Hopper of XXXX

(Warrantor)

4.	Novogen Limited ACN 063 259 754 of Suite 502, 20 George Street Hornsby NSW 2077 (Buyer)

Background

A.	The Shares are owned by the Sellers as set out in Schedule 1.

B.	The Sellers have agreed to sell to the Buyer and the Buyer has agreed to buy the Shares from the Sellers on the terms and conditions of this Agreement.

C.	In further consideration of the purchase of the Shares, the Sellers have agreed to facilitate the Buyer’s entry into the Licence Agreement and the entry of Paul Hopper and Mi Ok Chong into consultancy agreements with the Buyer.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Accounting Standards means:

(a)	the accounting standards made by the Australian Accounting Standards Board in accordance with the Corporations Act, and the requirements of that Act relating to the preparation and content of financial statements; and

(b)	generally accepted accounting principles that are consistently applied in Australia, except those inconsistent with the standards or requirements referred to in paragraph (a);

Accounts means:

(a)	the balance sheet of the Company as at the Accounts Date;

(b)	the income statement of the Company for the 12 month period ending on the Accounts Date;

Confidential material omitted and filed separately with the Commission.

(c)	the statement of cash flow of the Company for the 12 month period ending on the Accounts Date; and

(d)	the notes to, and the reports of the directors relating to, those statements, as set out in Annexure 1;

Accounts Date means 31 August 2016;

Agreement means this deed including the background, any schedules and any annexures;

Agreement Date means the date of this Agreement;

ASIC means the Australian Securities and Investment Commission;

Associate has the same meaning as “associate” in the Corporations Act and includes a person deemed to be an associate of a designated body (within the meaning of section 12 of the Corporations Act);

ASX means ASX Limited ACN 008 624 691;

ASX Listing Rules means the rules governing the procedures and behaviour of all entities listed on ASX;

Business means the business carried on by the Company;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney New South Wales;

Capital Raising means any capital raising of new Securities in the Buyer during the Milestone 3 Period, provided always that the new Securities are issued, and funds for such Securities are actually received by the Buyer, during the Milestone 3 Period. The following will not be considered a Capital Raising, nor considered for any contribution to a Capital Raising:

(a)	funds relating to Securities issued before 1 September 2016, even where the funds are actually received during the Milestone 3 Period;

(b)	funds relating to Securities issued during the Milestone 3 Period where funds are actually received after the Milestone 3 Period;

(c)	funds relating to Securities issued pursuant to an option or convertible note issued before 1 September 2016;

(d)	funds relating to Securities issued under this Agreement; and

(e)	funds relating to Securities issued by the Buyer in consideration of any salary, services, or the acquisition of assets or shares;

Capital Raising Announcement means the announcement of a Capital Raising to the ASX. For the avoidance of doubt, a Capital Raising Announcement does not include any announcement in relation to the issue of Securities where the funds for such Securities have not been actually received by the Buyer;

Confidential material omitted and filed separately with the Commission.

Capital Raising Cash Payment means, with respect to each Capital Raising, an amount equal to 12.35% of the Capital Raising Value with respect to that Capital Raising;

Capital Raising Notice means a notice issued in in accordance with clause 7.6(b);

Capital Raising Shares means, with respect to each Capital Raising, the number of Novogen Shares which is:

XXXX

and, if a fractional entitlement, rounded up to the nearest whole number;

Capital Raising Value means, with respect to each Capital Raising, the aggregate value of funds actually received for all new Securities in the Buyer received in that Capital Raising. The following will not be considered in determining the value of any Capital Raising:

(a)	funds relating to Securities issued before 1 September 2016, even where the funds are actually received during the Milestone 3 Period;

(b)	funds relating to Securities issued during the Milestone 3 Period where funds are actually received after the Milestone 3 Period;

(c)	funds relating to Securities issued pursuant to an option or convertible note issued before 1 September 2016;

(d)	funds relating to Securities issued under this Agreement; and

(e)	funds relating to Securities issued by the Buyer in consideration of any salary, services, or the acquisition of assets or shares;

Chong Appointment Agreement means the agreement to appoint Mi Ok Chong as a consultant of the Buyer including with respect to development of the Molecule, substantially in the form set out in Annexure 5;

Claim includes a claim, notice, demand, action, proceeding, litigation, prosecution, arbitration, investigation, judgment, award, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a Third Party or a party to this Agreement or otherwise;

Company means Glioblast Pty Ltd ACN 612 141 625 of Unit 101, 50 McLachlan Avenue Rushcutters Bay NSW 2011, details of which are set out in Schedule 2;

Completion means the completion of the sale and purchase of the Shares;

Completion Cash Amount means $600,000;

Completion Date means the date on which Completion occurs;

Completion Consideration means:

(a)	the Completion Cash Amount; plus

(b)	the Completion Shares;

Confidential material omitted and filed separately with the Commission.

Completion Deemed Issue Price means the volume weighted average price of Novogen Shares as traded on the ASX in the 7 trading days before the date the Agreement is announced to the ASX;

Completion Shares means that number of Novogen Shares calculated as follows:

$1,500,000 ÷ Completion Deemed Issue Price, and, if a fractional entitlement, rounded up to the nearest whole number;

Conditions means the conditions referred to in clause 3 and specified in Schedule 3;

Confidential Information means:

(a)	the terms of this Agreement and its subject matter, including Information submitted or disclosed by a party during negotiations, discussions and meetings relating to this Agreement;

(b)	Information that at the time of disclosure by a Disclosing Party is identified to the Receiving Party as being confidential; and

(c)	all other Information belonging or relating to a Disclosing Party, or any Related Entity of that Disclosing Party, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or which the Receiving Party knows, or ought reasonably to be expected to know, is confidential to that Disclosing Party or any Related Entity of that Disclosing Party;

Control means, in relation to a body corporate, where a person is able to do any of the following things (whether alone or together with any Associates and whether directly or indirectly or through one or more intervening persons, companies or trusts):

(a)	determine the composition of more than one half of the body’s board of directors;

(b)	determine the outcome of decisions of the body’s board of directors (either because the board is accustomed to act in accordance with that person’s directions or otherwise);

(c)	be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the body or its ultimate holding company; or

(d)	hold or have a beneficial interest in more than one half of the issued share capital of the body or its ultimate holding company;

Corporations Act means the Corporations Act 2001 (Cth);

Disclosing Party means the party to whom Information belongs or relates;

Disclosure Material means the information made available to the Buyer and/or its representatives and advisors by or on behalf of the Sellers for the purposes of due diligence into the Company being that information attached to this Agreement in part B of Schedule 5, the index of which is set out in part A of Schedule 5;

Encumbrance means

(a)	any:

Confidential material omitted and filed separately with the Commission.

(b)
(i)	legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset; or

(ii)	security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement);

(c)	any thing or preferential interest or arrangement of any kind giving a person priority or preference over claims or other persons with respect to any property or asset;

(d)	a PPSA Security Interest; or

(e)	any agreement or arrangement (whether legally binding or not) to grant or create anything referred to in paragraphs (a), (b) or (c);

Environmental Law means a Law (including any determination of any Government Agency) relating to the environment, including in relation to land use, planning, pollution of air or water, soil or ground water, contamination, chemicals, waste, use of dangerous goods or to any other aspect of protection of the environment, person or property;

Escrow Agreement means an agreement substantially in the form of the pro-forma restriction agreement annexed at Annexure 2, which pro-forma is largely based on the pro-forma restriction agreement specified in Appendix 9A of the ASX Listing Rules;

Financial Market has the meaning given to that term in the Corporations Act;

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute;

GST has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999;

Hopper Appointment Agreement means the agreement to appoint Paul Hopper as a consultant of the Buyer, substantially in the form set out in Annexure 4;

Indemnity Claim means a Claim under any of the indemnities in clause 12;

Information means any information, whether oral, graphic, written or in any other form, including:

(a)	forms, memoranda, letters, specifications, processes, procedures, statements, formulae, technology, inventions, trade secrets, research and development information, know how, designs, plans, photographs, microfiche, business records, notes, accounting procedures or financial information, sales and marketing information, names and details of customers, suppliers and agents, employee details, reports, drawings and data;

(b)	copies and extracts made of or from that information and data, whether translated from the original form, recompiled, partially copied, modified, updated or otherwise altered; and

Confidential material omitted and filed separately with the Commission.

(c)	samples or specimens (if any) disclosed either before or after execution of this Agreement;

Intellectual Property Rights means all present and future intellectual and industrial property rights conferred by statute, at common law or in equity and wherever existing, including:

(a)	patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(b)	any application or right to apply for registration of any of these rights;

(c)	any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d)	all renewals and extensions of these rights;

Law means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth, a State, a Territory or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth, a State, a Territory or a Government Agency that have the force of law;

Liability includes all liabilities, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description (whether actual, contingent or prospective);

Licence Agreement means the agreement for the Buyer to licence the Molecule from Genentech, Inc substantially in the form annexed to this Agreement as Annexure 3;

Milestones means each of Milestone 1, Milestone 2, Milestone 3 and Milestone 4;

Milestone 1 means the first patient being ‘dosed’ under a Phase II clinical trial of the Molecule, conducted in accordance with international standards of good clinical practice;

Milestone 1 Shares means that number of Novogen Shares calculated as follows:

$1,250,000 ÷ Milestone Deemed Issue Price

and, if a fractional entitlement, rounded up to the nearest whole number;

Milestone 2 means the completion of a Phase II clinical trial of the Molecule conducted in accordance with the international standards of good clinical practice, where such trial demonstrates a statistically significant improvement in progression-free survival or other approval endpoint indicated by the US Food and Drug Administration;

Milestone 2 Shares means that number of Novogen Shares calculated as follows:

$1,250,000 ÷ Milestone Deemed Issue Price

and, if a fractional entitlement, rounded up to the nearest whole number;

Confidential material omitted and filed separately with the Commission.

Milestone 3 means the date on which the Buyer has received funds to the value of a minimum of XXXX in aggregate in new Securities in the Buyer provided always that the new Securities are issued during the Milestone 3 Period and funds for such Securities are actually received by the Buyer during the Milestone 3 Period. The following will not be considered in determining if an aggregate of XXXX has been received by the Buyer:

(a)	funds relating to Securities issued before 1 September 2016, even where the funds are actually received during the Milestone 3 Period;

(b)	funds relating to Securities issued during the Milestone 3 Period where funds are actually received after the Milestone 3 Period;

(c)	funds relating to Securities issued pursuant to an option or convertible note issued before 1 September 2016;

(d)	funds relating to Securities issued under this Agreement; and

(e)	funds relating to Securities issued by the Buyer in consideration of any salary, services, or the acquisition of assets or shares.

Milestone 3 may be determined by receipt of funds in a number of tranches over the designated period with the milestone actually achieved (if at all) at the point an aggregate of XXXX in new Securities have been raised;

Milestone 3 Cash Payment means the aggregate of any Milestone 3 Trigger Cash Payment and Milestone 3 Capital Raising Cash Payment;

Milestone 3 Capital Raising Shares means all Capital Raising Shares issued to the Sellers in accordance with a Capital Raising Notice;

Milestone 3 Capital Raising Cash Payment means all Capital Raising Cash Payments issued to the Sellers with a Capital Raising Notice;

Milestone 3 Consideration means either:

(a)	the Milestone 3 Shares; or

(b)	the Milestone 3 Cash Payment,

as determined at the sole discretion of the Buyer in accordance with clause 7.6(c);

Milestone 3 Deemed Issue Price with respect to a Capital Raising, means the volume weighted average price of the Novogen Shares as traded on the ASX in the 7 trading days before the Capital Raising Announcement;

Milestone 3 Period means the period commencing on 1 September 2016 and ending on the date which is 24 months immediately following the Agreement Date;

Milestone 3 Shares means the aggregate of any Milestone 3 Trigger Shares and Milestone 3 Capital Raising Shares issued in accordance with this Agreement;

Milestone 3 Trigger Cash Payment means an amount equal to the aggregate of the Capital Raising Cash Payment for each Capital Raising during the Milestone 3 Trigger Period;

Milestone 3 Trigger Date means the date on which the Milestone 3 Trigger Notice is issued;

Milestone 3 Trigger Notice means a notice issued in accordance with clause 7.6(a);

Confidential material omitted and filed separately with the Commission.

Milestone 3 Trigger Period the period from 1 September 2016 until and including Milestone Trigger Date;

Milestone 3 Trigger Shares means the aggregate of all Capital Raising Shares for each Capital Raising during the Milestone 3 Trigger Period;

Milestone 4 means the Buyer voluntarily out-licensing of the Molecule to a Third Party, other than to any Related Body Corporate of the Buyer, on commercial terms. For the avoidance of doubt, Milestone 4 does not include any licence or divestment of Intellectual Property Rights in or arising out of the Molecule to a Third Party which occurs as the result of the operation of Law or breach of contract;

XXXX

Milestone 4 Consideration means either:

(a)	the Milestone 4 Shares; or

(b)	the Milestone 4 Cash Payment,

as determined at the sole discretion of the Buyer;

Milestone 4 Shares the number of Novogen Shares which is calculated as follows:

XXXX

and, if a fractional entitlement, rounded up to the nearest whole number;

Milestone Consideration means the consideration (if any) payable in accordance with clauses 7.2, 7.4, 7.6 and 7.11;

Milestone Deemed Issue Price with respect to a Milestone other than Milestone 3, means the volume weighted average price of the Novogen Shares as traded on the ASX in the 7 trading days before the achievement of the relevant Milestone has been announced to the ASX;

Molecule means the small molecule brain penetrant known as GDC-0084 for glioblastoma multiforme;

Novogen Shares means ordinary fully paid shares in the Buyer;

PPSA Security Interest means a security interest as defined in the Personal Property Securities Act 2009 (Cth);

Purchase Consideration means the sum of Completion Consideration and any Milestone Consideration which the Sellers become entitled to receive in accordance with the terms of this Agreement;

Receiving Party means the party to whom Information is disclosed or who possesses or otherwise acquires Information belonging or relating to a Disclosing Party;

Recipient means any Related Entity, employee, agent, contractor, officer, professional adviser, banker, auditor or other consultant of the Receiving Party;

Records means the originals and copies, in machine readable, electronic, printed or any other readable form, of all files, reports, records, accounts, registers, correspondence, documents and other material relating to or used by the Company or the Business, including:

(a)	sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, soundtracks and associated materials);

Confidential material omitted and filed separately with the Commission.

(b)	sales and purchasing records;

(c)	lists of all clients, suppliers and customers;

(d)	financial records and accounts including ledgers, journals and books of account;

(e)	trading records;

(f)	records of wages, employment benefits and other payroll and personnel information;

(g)	records of and relating to the contracts entered into by the Company;

(h)	stationery; and

(i)	all other data, however recorded, owned or used by the Company or the Sellers which relates to the Company or the Business;

Related Body Corporate has the meaning given to that term in the Corporations Act;

Related Entity has the meaning given to that term in the Corporations Act;

Securities has the meaning given to that term in section 92(2) of the Corporations Act;

Seller Nominee means a person to whom Novogen Shares are to be issued in accordance with the Sellers’ notice under clauses 6.2, 7.3(a), 7.5(a), 7.7(a), 7.7(d) or 7.12(a) (as applicable);

Sellers’ Guarantees means any obligation or commitment of any Seller or any of their Related Entities (other than the Company) in favour of another person to provide money, indemnify or otherwise be responsible for the obligations (whether they relate to financial accommodation or otherwise) of the Company;

Sellers’ Warranties means the warranties contained in Schedule 4;

Seller Warrantors means the Sellers and the Warrantor;

Shares means all the shares (of any class) in the capital of the Company held by the Sellers immediately before Completion, as specified in Schedule 1;

Stamp Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount in respect of the above but excludes any goods and services tax;

Tax, Taxes or Taxation means all forms of present and future taxes, excise, stamp or other duties, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency;

Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth) as the case may be;

Tax Claim means any assessment, notice or demand or any other document issued or action taken by or on behalf of any Government Agency in respect of Tax;

Tax Claim Amount means:

(a)	the amount the Company is required to pay in respect of Tax to a Government Agency as a result of a Tax Claim;

Confidential material omitted and filed separately with the Commission.

(b)	the amount the Buyer or the Company is required to pay a Government Agency as a result of a Tax Claim relating to the recovery by the Government Agency of all or part of a Tax incentive, concession or other form of relief allowed to or applied by the Company before Completion;

(c)	the amount of any credit, rebate or refund of Tax or franking credits lost to or paid by the Buyer or the Company as a result of a Tax Claim; or

(d)	the amount of the loss of any relief, allowance, deduction or loss carried forward, as a result of a Tax Claim, multiplied by the rate of Tax applicable to companies in the year to which the Tax Claim relates, plus any associated fines, additional tax, interest or penalties;

Tax Indemnity means the indemnity given by the Sellers in clause 12.2;

Tax Indemnity Claim means a Claim under the Tax Indemnity;

Tax Law means any Law relating to Tax;

Third Party means a person who is not a party to this Agreement;

Third Party Claim means a Claim made or threatened by a Third Party against the Buyer or the Company, but excluding any Claim in respect of which clause 10.2 applies; and

Warranty Claim means any Claim by the Buyer (or any person making a Claim through or on behalf of the Buyer) against the Sellers or any of them for breach of any of the Sellers’ Warranties.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	a reference to a party is to a party to this Agreement and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g)	a reference to a clause, item, schedule or annexure is a reference to a clause, item, schedule or annexure of this Agreement;

(h)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(i)	the word “person” includes a natural person, partnership, body corporate, association, government or local authority, agency and any body or entity whether incorporated or not;

Confidential material omitted and filed separately with the Commission.

(j)	the word “month” means calendar month and the word “year” means 12 months;

(k)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(l)	a reference to a thing includes a part of that thing;

(m)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(n)	wherever “include”, “for example” or any form of those words or similar expression is used, it must be construed as if it were followed by “(without being limited to)”;

(o)	money amounts are stated in Australian currency;

(p)	a reference to time is to Sydney New South Wales, Australia time;

(q)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body;

(r)	any agreements, representation, warranty or indemnity in favour of two or more parties (whether those parties are included in the same defined term or not) is for the benefit of them jointly and separately; and

(s)	any agreements, representation, warranty or indemnity by two or more parties (whether those parties are included in the same defined term or not) binds them jointly and separately.

2.	Agreement to buy and sell Shares

2.1	Sale and purchase

On and subject to the terms of this Agreement and in consideration of the Purchase Consideration:

(a)	each Seller as legal and beneficial owner agrees to sell to the Buyer those Shares listed against that Seller’s name in Schedule 1; and

(b)	the Buyer agrees to purchase the Shares from the Sellers.

2.2	Date for Completion

Completion must occur on the date that is the later of:

(a)	5 Business Days after the first date by which all Conditions have been fulfilled (or waived under clause 3.3); and

(b)	the date on which any period or periods for which the Buyer delays Completion under clause 15.2(e) expires.

2.3	Encumbrances and rights

The Sellers must transfer the Shares to the Buyer at Completion:

(a)	free from any Encumbrance; and

(b)	together with all benefits and rights, including dividend and voting rights, attached or accrued to them on or after Completion.

Confidential material omitted and filed separately with the Commission.

2.4	Title and risk

The title to and the risk of the Shares:

(a)	until Completion, remains solely with the Sellers; and

(b)	on and from Completion, passes from the Sellers to the Buyer.

2.5	Purchase of all the Shares

The Sellers need not complete the sale, and the Buyer need not complete the purchase, of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

2.6	Waiver of pre-emptive rights

Each Seller, by its execution of this Agreement, consents to the sale and purchase contemplated by clause 2.1 and irrevocably waives in favour of the Buyer any rights of pre-emption that that Seller has, or may have, in respect of the Shares, whether conferred by the constitution of the Company or otherwise.

3.	Conditions precedent

3.1	Conditions precedent to Completion

Completion is conditional on each of the Conditions set out in Schedule 3 being fulfilled, or waived under clause 3.3, on or before 31 December 2016 or any other date agreed by the Sellers and the Buyer in writing.

3.2	Duties in relation to Conditions

(a)	Each party must use its reasonable endeavours to ensure that the Conditions referred to in clause 3.1 are fulfilled on or before the date specified in that clause.

(b)	Each party must:

(i)	supply each other party with copies of all applications made and documents supplied for the purpose of fulfilling any Condition;

(ii)	not take any action that would, or would be likely to, prevent or hinder the fulfilment of any Condition; and

(iii)	within 2 Business Days of a party becoming aware that a Condition has been fulfilled, notify the other parties in writing of that fact.

(c)	Nothing in this clause 3 requires a party to waive a Condition under clause 3.3 or accept unreasonable conditions or requirements imposed by Third Parties to satisfy any Condition.

3.3	Fulfilment by waiver

A Condition may be waived only:

(a)	where the Condition is expressed to be for the benefit of a particular party, if that party gives notice of waiver of the Condition to the other parties; or

(b)	otherwise, if the Sellers and the Buyer agree in writing to waive the Condition, but only to the extent set out in the waiver.

Confidential material omitted and filed separately with the Commission.

3.4	Failure of Condition

Either the Buyer or the Sellers may, if not otherwise in breach of this Agreement, terminate this Agreement by giving notice to all other parties at any time before Completion if:

(a)	a Condition is not fulfilled (or waived under clause 3.3) before 5.00 pm on 31 December 2016; or

(b)	a Condition having been fulfilled, that Condition does not remain fulfilled in all respects at all times until Completion.

4.	Conduct pending Completion

4.1	Conduct of Business

Except as otherwise provided in this Agreement, the Sellers must ensure that from the date of this Agreement until Completion, the Company does not, unless required or contemplated by this Agreement, or unless the Buyer first consents in writing:

(a)	enter into any contract or commitment or terminate or alter any term of any such contract or commitment;

(b)	incur any Liabilities;

(c)	dispose of, agree to dispose of, Encumber or grant an option over any of the Company’s assets or any interest in those assets;

(d)	engage any new employee, terminate the employment of any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee, or offer to do any of those things;

(e)	provide or grant any guarantee (including any Sellers’ Guarantee), PPSA Security Interest or any other security to any Third Party;

(f)	borrow money, increase the amount of existing borrowings or draw on any credit lines other than under existing credit facilities;

(g)	issue, agree to issue or grant any option to issue any equity or loan securities or any security convertible into any such securities;

(h)	issue any shares, or options to take up unissued shares, in the capital of the Company;

(i)	declare or pay any dividend, effect a buy back of its shares or make any other distribution of its assets or profits;

(j)	alter or agree to alter its constitution; or

(k)	pass any special resolution.

4.2	Assistance and access for Buyer

Until Completion, the Sellers must:

(a)	supply to the Buyer, and any person who has the Buyer’s written authority, any information or document in their possession or control reasonably requested concerning the Company or the Business;

Confidential material omitted and filed separately with the Commission.

(b)	assist the Buyer, at the Buyer’s request, to gain knowledge concerning and become familiar with the Company, its affairs and the Business; and

(c)	allow the Buyer to investigate the accuracy of the Sellers’ Warranties.

4.3	Confidentiality

Clause 17 applies to any Confidential Information obtained by the Buyer or any person authorised by it under clause 4.2.

4.4	Notice of material changes

Where before Completion an event occurs that has, or may have, a material effect on the prospects, operation, profitability or value of the Company or the value of the Shares, the Sellers must, immediately on becoming aware of that event, give notice to the Buyer fully describing the event. Nothing in this clause limits the Buyer’s rights under clause 15 or otherwise.

4.5	No discussions

Until Completion, the Sellers and the Warrantor must not solicit or respond to any enquiries or proposals by any person, other than the Buyer, concerning an acquisition of any Shares.

5.	Completion

5.1	Time and place for Completion

Completion must occur on the date determined under clause 2.2 at:

(a)	the offices of K&L Gates, Level 31, 1 O’Connell St, Sydney NSW 2000 at 11.00

am; or

(b)	any other place or time agreed in writing between the Sellers and the Buyer.

5.2	Sellers’ obligations at Completion

On or before Completion the Sellers must:

(a)	deliver or cause to be delivered to the Buyer:

(i)	a duly executed transfer of the Shares in favour of the Buyer in registrable form;

(ii)	share certificates (or certificate of indemnity for a lost or destroyed certificate in agreed form) in respect of all of the Shares;

(iii)	duly executed written instruments irrevocably waiving in favour of the Buyer all pre-emptive rights (if any) which any person other than a Seller has in respect of any of the Shares;

(iv)	any consents, waivers or documents necessary to evidence to the Buyer’s satisfaction that each of the Conditions has been and remains fulfilled or waived under clause 3.3;

Confidential material omitted and filed separately with the Commission.

(v)	to the extent they relate to the Company, the constitution, certificate of incorporation or registration (including any certificate of incorporation or registration on change of name), common seal (if any), all statutory registers, minute books and other records of directors’ and shareholders’ meetings of the Company in proper order and condition, fully entered up to the Completion Date and otherwise complying with all requirements under the Law;

(vi)	the ASIC corporate key for the Company;

(vii)	to the extent they relate to the Company, all financial and accounting books and Records, copies of Taxation returns lodged and assessments issued under the Tax Act, fringe benefits tax returns, business activity statements, land tax assessments, mortgages, leases, agreements, insurance policies, title documents, licences, certificates and all other Records;

(viii)	an original of the Hopper Appointment Agreement duly executed by the Warrantor;

(ix)	an original of the Chong Appointment Agreement duly executed by Mi Ok Chong; and

(x)	a copy of the executed resolution of the Company to adopt a new Constitution;

(b)	cause circulating resolutions of the directors of the Company to be passed in which:

(i)	the registration of the transfer to the Buyer of the Shares is, subject to payment of any Stamp Duty on them, approved;

(ii)	the persons nominated in writing for that purpose by the Buyer and who have consented to so act, are appointed as directors, secretary and public officer of the Company; and

(iii)	the existing directors, alternate directors, secretary and public officer of the Company resign in writing from their respective offices with effect from Completion (without any payment as compensation for loss of office or otherwise);

(iv)	with effect from Completion, the registered office of the Company is changed to the address requested by the Buyer; and

(v)	all other action necessary to place the Buyer in operating control of the Company with effect from Completion is taken or done;

(c)	deliver to the Buyer a letter (in the form required by the Buyer) signed by each resigning officer (including any alternate directors) of the Company and acknowledging that he or she has no Claim against the Company for breach of contract, loss of office, redundancy, unfair dismissal, compensation, payment or repayment of loans or otherwise;

(d)	ensure that all matters or actions necessary to give effect to the resolutions of the Company passed in accordance with clause 5.2(b) are done or taken;

(e)	pay to the Company the following amounts (if any) paid by or accrued in the accounts of the Company:

(i)	any commissions or finders fees related to or in any way connected with the transactions contemplated by this Agreement;

(ii)	any legal, accounting or other professional adviser’s costs related to or in any way connected with the transactions contemplated by this Agreement; and

Confidential material omitted and filed separately with the Commission.

(iii)	any other costs of the Sellers relevant to the transactions contemplated by this Agreement that have been paid by or accrued in the accounts of the Company; and

(f)	do all other acts and execute all other documents that this Agreement requires the Sellers to do or execute at Completion.

5.3	Buyer’s obligations at Completion

At Completion the Buyer must:

(a)	provide any consents, waivers or documents necessary to evidence to the Sellers’ satisfaction that each of the Conditions has been and remains fulfilled (or waived under clause 3.3);

(b)	provide the Completion Consideration in accordance with clause 6;

(c)	cause sufficient instruments of consent to be available to allow the Company to pass the resolutions required by clause 5.2(b)(ii);

(d)	deliver or cause to be delivered to the Warrantor an original of the Hopper Appointment Agreement duly executed by the Buyer;

(e)	deliver or cause to be delivered to Mi Ok Chong, an original of the Chong Appointment Agreement duly executed by the Buyer; and

(f)	do all other acts and execute all other documents that this Agreement requires the Buyer to do or execute at Completion.

5.4	Conditions of Completion

(a)	The obligations of the Buyer and the Sellers under this clause 5 (other than a requirement that has been waived under clause 5.5) are interdependent. Completion is conditional on, and will not be taken to have occurred until, both the Buyer and the Sellers have complied with all of their respective obligations under this clause 5 (other than a requirement that has been waived under clause 5.5).

(b)	If either the Sellers or the Buyer fail to fully comply with their obligations under this clause 5 and Completion does not occur, then the other of them may, if not otherwise in breach of this Agreement, terminate this Agreement by giving notice to all other parties and each of the Sellers and the Buyer must promptly:

(i)	return to the other all documents delivered to it under this clause 5;

(ii)	repay to the other all payments received by it under this clause 5; and

(iii)	do everything reasonably required by the other to reverse any action taken under this clause 5,

without prejudice to any other rights any party may have in respect of that failure.

5.5	Delayed delivery of Completion items

The Buyer may by notice given to the Sellers on or before Completion, waive the requirement of the Sellers to comply with one or more of the requirements referred to in clause 5.2, in which case Completion will still occur and the Sellers are not required to comply with the requirements specified in the notice on or before Completion, but instead must comply with:

Confidential material omitted and filed separately with the Commission.

(a)	those requirements as soon as reasonably possible after Completion; and

(b)	any conditions to the Buyer’s waiver set out in the notice,

and the Sellers must indemnify the Buyer against any Claim or Liability that the Buyer pays, suffers, incurs or is liable for as a result of those requirements not being complied with on or before Completion.

6.	Completion Consideration

6.1	Completion Cash Amount

On Completion the Buyer must pay the Completion Cash Amount to the Sellers (or as directed by the Sellers).

6.2	Completion Shares

(a)	At least 2 Business Days prior to Completion, the Sellers must give notice to the Buyer setting out:

(i)	the details of each Seller Nominee for the Completion Shares; and

(ii)	the proportion of Completion Shares to be issued to each Seller Nominee.

(b)	On Completion the Buyer must:

(i)	issue the Completion Shares to each Seller Nominee in accordance with notice given by the Sellers pursuant to clause 6.2(a). The parties agree and acknowledge that the Completion Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(A)	6 months from the date of issue of the Completion Shares; or

(B)	the period which the ASX determines in its absolute discretion;

(ii)	deliver to the Sellers:

(A)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Completion Shares to each Seller Nominee; and

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Completion Shares to be issued to that Seller Nominee; and

(iii)	instruct the Buyer’s share registry to record the issue of the Completion Shares to each Seller Nominee in the Buyer’s uncertificated sub-register.

(c)	On Completion the Sellers must deliver or procure the delivery to the Buyer of:

(i)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the Completion Shares are to be issued;

(ii)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by that Seller Nominee, with respect to the Completion Shares to be issued to that Seller Nominee; and

Confidential material omitted and filed separately with the Commission.

(iii)	an application to the Buyer, in a form approved by the Buyer, for the Completion Shares for each Seller Nominee duly executed by that Seller Nominee.

(d)	Within 5 days from the date the Completion Shares are issued the Buyer will give to the ASX a notice under section 708A(6) of the Corporations Act.

(e)	The Completion Shares will rank equally in all respects with the other then existing issued Novogen Shares from the date of issue and will be freely tradeable from the date of lodgement by the Buyer of a notice under section 708A(6) of the Corporations Act.

7.	Milestone Consideration

7.1	Milestones

The Sellers will be entitled to the Milestone Consideration in accordance with this clause 7. For the avoidance of doubt, the Sellers will not be entitled to any consideration where a corresponding Milestone has not been achieved.

7.2	Milestone 1

As soon as practicable after Milestone 1 has been achieved, the Buyer must give written notice to the Sellers to that effect (Milestone 1 Notice) and the Buyer must cause the Milestone 1 Shares to be issued to the Sellers in accordance with clause 7.3.

7.3	Mechanics of issue of Milestone 1 Shares

(a)	Within 2 Business Days of the Milestone 1 Notice, the Sellers must give notice to the Buyer setting out:

(i)	the details of each Seller Nominee for the Milestone 1 Shares; and

(ii)	the number of Milestone 1 Shares to be issued to each Seller Nominee.

(b)	Within 40 Business Days of the Milestone 1 Notice the Buyer will:

(i)	issue the Milestone 1 Shares to each Seller Nominee in accordance with the notice issued by the Sellers pursuant to clause 7.3(a). The parties agree and acknowledge that the Milestone 1 Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(A)	6 months from the date of issue of the Milestone 1 Shares; or

(B)	the period which the ASX determines in its absolute discretion;

(ii)	deliver to the Sellers:

(A)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Milestone 1 Shares to each Seller Nominee; and

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Milestone 1 Shares to be issued to that Seller Nominee; and

(iii)	instruct the Buyer’s share registry to record the issue of the Milestone 1 Shares to each Seller Nominee in the Buyer’s uncertificated sub-register.

Confidential material omitted and filed separately with the Commission.

(c)	Within 40 Business Days of the Milestone 1 Notice the Sellers must deliver or procure the delivery to the Buyer of:

(i)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the Milestone 1 Shares are to be issued;

(ii)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by that Seller Nominee, with respect to the Milestone 1 Shares to be issued to that Seller Nominee; and

(iii)	an application to the Buyer, in a form approved by the Buyer, for the Milestone 1 Shares for each Seller Nominee duly executed by that Seller Nominee.

(d)	Within 5 days from the date the Milestone 1 Shares are issued the Buyer will give to the ASX a notice under section 708A(6) of the Corporations Act.

(e)	The Milestone 1 Shares will rank equally in all respects with the other then existing issued Novogen Shares from the date of issue and will be freely tradeable from the date of lodgement by the Buyer of a notice under section 708A(6) of the Corporations Act.

7.4	Milestone 2

As soon as practicable after Milestone 2 has been achieved, the Buyer must give written notice to the Sellers to that effect (Milestone 2 Notice), and the Buyer must cause the Milestone 2 Shares to be issued to the Sellers in accordance with clause 7.5.

7.5	Mechanics of issue of Milestone 2 Shares

(a)	Within 2 Business Days of the Milestone 2 Notice, the Sellers must give notice to the Buyer setting out:

(i)	the details of each Seller Nominee for the Milestone 2 Shares; and

(ii)	the number of Milestone 2 Shares to be issued to each Seller Nominee.

(b)	Within 40 Business Days of the Milestone 2 Notice the Buyer will:

(i)	issue the Milestone 2 Shares to each Seller Nominee in accordance with the notice issued by the Sellers pursuant to clause 7.5(a). The parties agree and acknowledge that the Milestone 2 Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(A)	6 months from the date of issue of the Milestone 2 Shares; or

(B)	the period which the ASX determines in its absolute discretion;

(ii)	deliver to the Sellers:

(A)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Milestone 2 Shares to each Seller Nominee; and

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Milestone 2 Shares to be issued to that Seller Nominee; and

Confidential material omitted and filed separately with the Commission.

(iii)	instruct the Buyer’s share registry to record the issue of the Milestone 2 Shares to each Seller Nominee in the Buyer’s uncertificated sub-register.

(c)	Within 40 Business Days of the Milestone 2 Notice the Sellers must deliver or procure the delivery to the Buyer of:

(i)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the Milestone 2 Shares are to be issued;

(ii)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by that Seller Nominee, with respect to the Milestone 2 Shares to be issued to that Seller Nominee; and

(iii)	an application to the Buyer, in a form approved by the Buyer, for the Milestone 2 Shares for each Seller Nominee duly executed by that Seller Nominee.

(d)	Within 5 days from the date the Milestone 2 Shares are issued the Buyer will give to the ASX a notice under section 708A(6) of the Corporations Act.

(e)	The Milestone 2 Shares will rank equally in all respects with the other then existing issued Novogen Shares from the date of issue and will be freely tradeable from the date of lodgement by the Buyer of a notice under section 708A(6) of the Corporations Act.

7.6	Milestone 3

(a)	As soon as practicable after Milestone 3 has been achieved, the Buyer must give written notice to the Sellers to that effect (Milestone 3 Trigger Notice), and the Buyer must, subject to clause 7.10, either:

(i)	issue the Milestone 3 Trigger Shares in accordance with clause 7.7; or

(ii)	pay the Milestone 3 Trigger Cash Payment in accordance with clause 7.9, as determined by the election of the Buyer in clause 7.6(c).

(b)	Subject to clause 7.10, as soon as practicable after a Capital Raising Announcement with respect to each Capital Raising after the Milestone 3 Trigger Date, the Buyer must give written notice to the Sellers setting out the consideration payable to the Sellers for that Capital Raising (Capital Raising Notice), and Buyer must either:

(i)	issue the Capital Raising Shares in relation to that Capital Raising in accordance with clause 7.7; or

(ii)	pay the Capital Raising Cash Payment in relation to that Capital Raising in Accordance with clause 7.9,

as determined at the election of the Buyer in accordance with clause 7.6(c).

(c)	Within 5 Business Days of the Milestone 3 Trigger Notice, the Buyer must elect to pay the Milestone 3 Consideration either by way of shares or cash and must give notice of such election to the Sellers (Election Notice).

7.7	Mechanics of Milestone 3 Consideration - Shares

Subject to clauses 7.8 and 7.10, if the Buyer elects in accordance with clause 7.6(c) to provide the Milestone 3 Consideration by way of shares:

Confidential material omitted and filed separately with the Commission.

(a)	within 2 Business Days of the Election Notice, the Sellers must give notice to the Buyer setting out:

(i)	the details of each Seller Nominee for the Milestone 3 Trigger Shares; and

(ii)	the proportion of Milestone 3 Trigger Shares to be issued to each Seller Nominee;

(b)	within 40 Business Days of the Milestone 3 Trigger Notice the Buyer will:

(i)	issue the Milestone 3 Trigger Shares to each Seller Nominee in accordance with the notice issued by the Sellers pursuant to clause 7.7(a). The parties agree and acknowledge that the Milestone 3 Trigger Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(A)	6 months from the date of issue of the Milestone 3 Trigger Shares; or

(B)	the period which the ASX determines in its absolute discretion;

(ii)	deliver to the Sellers:

(A)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Milestone 3 Trigger Shares to each Seller Nominee; and

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Milestone 3 Trigger Shares to be issued to that Seller Nominee; and

(iii)	instruct the Buyer’s share registry to record the issue of the Milestone 3 Trigger Shares to each Seller Nominee in the Buyer’s uncertificated subregister;

(c)	within 40 Business Days of the Milestone 3 Trigger Notice the Sellers must deliver or procure the delivery to the Buyer of:

(i)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the Milestone 3 Trigger Shares are to be issued;

(ii)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by that Seller Nominee, with respect to the Milestone 3 Trigger Shares to be issued to that Seller Nominee; and

(iii)	an application to the Buyer, in a form approved by the Buyer, for the Milestone 3 Trigger Shares for each Seller Nominee duly executed by that Seller Nominee.

(d)	within 20 Business Days of each Capital Raising Notice, the Sellers must give notice to the Buyer setting out:

(i)	the details of each Seller Nominee for the Capital Raising Shares relevant to the notice; and

(ii)	the proportion of Capital Raising Shares to be issued to each Seller Nominee;

(e)	within 40 Business Days of each Capital Raising Notice the Buyer will:

Confidential material omitted and filed separately with the Commission.

(i)	issue the applicable Capital Raising Shares to each Seller Nominee in accordance with the notice issued by the Sellers pursuant to clause 7.7(d). The parties agree and acknowledge that the Capital Raising Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(A)	6 months from the date of issue of the Capital Raising Shares; or

(B)	the period which the ASX determines in its absolute discretion;

(ii)	deliver to the Sellers:

(A)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Capital Raising Shares to each Seller Nominee; and

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Capital Raising Shares to be issued to that Seller Nominee; and

(iii)	instruct the Buyer’s share registry to record the issue of the applicable Capital Raising Shares to each Seller Nominee in the Buyer’s uncertificated sub-register;

(f)	within 40 Business Days of each Capital Raising Notice the Sellers must deliver or procure the delivery to the Buyer of:

(i)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the applicable Capital Raising Shares are to be issued;

(ii)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by that Seller Nominee, with respect to the Capital Raising Shares to be issued to that Seller Nominee; and

(iii)	an application to the Buyer, in a form approved by the Buyer, for the Capital Raising Shares for each Seller Nominee duly executed by that Seller Nominee.

(g)	Within 5 days from the date any Milestone 3 Shares are issued the Buyer will give to the ASX a notice under section 708A(6) of the Corporations Act.

(h)	The Milestone 3 Shares will rank equally in all respects with the other then existing issued Novogen Shares from the date of issue and will be freely tradeable from the date of lodgement by the Buyer of a notice under section 708A(6) of the Corporations Act.

7.8	If approvals not obtained

(a)	If:

(i)	the Buyer elects in accordance with clause 7.6(c) to provide the Milestone 3 Consideration by way of shares; and

(ii)	the Buyer is unable to obtain all necessary consents and approvals for the issue of the relevant Novogen Shares within 35 Business Days of a Milestone 3 Trigger Notice or a Capital Raising Notice (as applicable), the Buyer must pay the Sellers the applicable portion of the Milestone 3 Consideration by cash and clause 7.7 will not apply.

Confidential material omitted and filed separately with the Commission.

(b)	If clause 7.8(a) applies:

(i)	in relation to the Milestone 3 Trigger Shares, the Buyer will pay the Milestone 3 Trigger Cash Payment to the Sellers (or as the Sellers direct) within 40 Business Days of the Milestone 3 Trigger Notice; or

(ii)	in relation to Capital Raising Shares, the Buyer will pay the Capital Raising Cash Payment applicable to the relevant Capital Raising to the Sellers (or as the Sellers direct) within 40 Business Days of the relevant Capital Raising Notice.

(c)	For the avoidance of doubt, the Sellers will only ever be entitled to payment with respect to a particular Capital Raising in either cash or shares.

7.9	Mechanics of Milestone 3 Consideration - Cash

Subject to clause 7.10, if the Buyer elects to provide the Milestone 3 Consideration by way of cash:

(a)	within 7 Business Days of the Milestone 3 Trigger Notice, the Buyer will pay the Milestone 3 Trigger Cash Payment to the Sellers (or as the Sellers direct); and

(b)	within 7 Business Days of each Capital Raising Notice, the Buyer will pay the Capital Raising Cash Payment for that Capital Raising to the Sellers (or as the Sellers direct).

7.10	Maximum Payable

Despite any other provision of this Agreement, the maximum Milestone 3 Consideration payable is:

(a)	If the Buyer elects to provide the Milestone 3 Consideration by way of cash, XXXXX; or

(b)	If the Buyer elects to provide the Milestone 3 Consideration by way of shares, the amount of Novogen Shares equal to XXXX determined by reference to the value of the Capital Raising Shares as at the time of issue to the Seller Nominees.

7.11	Milestone 4

As soon as practicable after the Buyer announces to the ASX that Milestone 4 has been achieved, the Buyer must give written notice to the Sellers to that effect (Milestone 4 Notice), and the Milestone 4 Consideration will be payable in accordance with clause 7.12.

7.12	Mechanics of Milestone 4 Consideration

(a)	Subject to clause 7.12(c), if the Buyer elects to provide the Milestone 4 Consideration by way of the Milestone 4 Shares:

(i)	within 2 Business Days of the Milestone 4 Notice, the Sellers must give notice to the Buyer setting out:

(A)	the details of each Seller Nominee for the Milestone 4 Shares; and

(B)	the number of Milestone 4 Shares to be issued to each Seller Nominee;

Confidential material omitted and filed separately with the Commission.

(ii)	within 40 Business Days of the Milestone 4 Notice the Buyer will:

(A)	issue the Milestone 4 Shares to each Seller Nominee in accordance with the notice issued by the Sellers pursuant to clause 7.12(a)(i). The parties agree and acknowledge that the Milestone 4 Shares in the Buyer shall only be issued if issued to each Seller Nominee subject to an escrow upon the provisions of the Escrow Agreement for the period which is the longer of the following:

(a)	6 months from the date of issue of the Milestone 4 Shares; or

(b)	the period which the ASX determines in its absolute discretion;

(B)	deliver to the Sellers:

(a)	a certified copy of an extract of the minutes of a meeting of the board of directors of the Buyer resolving to issue the Milestone 4 Shares to each Seller Nominee; and

(b)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by the Buyer, with respect to the Milestone 4 Shares to be issued to that Seller Nominee; and

(C)	instruct the Buyer’s share registry to record the issue of the Milestone 4 Shares to each Seller Nominee in the Buyer’s uncertificated sub-register; and

(iii)	within 40 Business Days of the Milestone 4 Notice the Sellers must deliver or procure the delivery to the Buyer of:

(A)	an accountant’s certificate under section 708(8)(c) of the Corporations Act with respect to each Seller Nominee to whom the Milestone 4 Shares are to be issued;

(B)	an original counterpart of an Escrow Agreement with respect to each Seller Nominee, duly executed by each that Seller Nominee with respect to the Milestone 4 Shares to be issued to that Seller Nominee; and

(C)	an application to the Buyer, in a form approved by the Buyer, for the Milestone 4 Shares for each Seller Nominee, duly executed by that Seller Nominee.

(iv)	Within 5 days from the date the Milestone 4 Shares are issued the Buyer will give to the ASX a notice under section 708A(6) of the Corporations Act.

(v)	The Milestone 4 Shares will rank equally in all respects with the other then existing issued Novogen Shares from the date of issue and will be freely tradeable from the date of lodgement by the Buyer of a notice under section 708A(6) of the Corporations Act.

(b)	If the Buyer elects to provide the Milestone 4 Consideration by way of the Milestone 4 Cash Payment, within 7 Business Days of the Milestone 4 Notice the Buyer will pay the Milestone 4 Cash Payment to the Sellers (or as the Sellers direct).

(c)	If:

(i)	the Buyer elects in accordance with clause 7.12(a) to provide the Milestone 4 Consideration by way of Milestone 4 Shares; and

Confidential material omitted and filed separately with the Commission.

(ii)	the Buyer is unable to obtain all necessary consents and approvals for the issue of the Milestone 4 Shares within 35 Business Days of the Milestone 4 Notice,

the Buyer must pay to the Sellers the Milestone 4 Consideration by way of the Milestone 4 Cash Payment within 40 Business Days of the Milestone 4 Notice, and clause 7.12(a) will not apply.

(d)	For the avoidance of doubt, the Sellers will only ever be entitled to payment of the Milestone 4 Consideration in either cash or shares.

8.	Obligations until registration of transfer

8.1	Buyer’s obligation to register

The Buyer must ensure that registration of the transfer of the Shares to the Buyer takes place as soon as possible after Completion.

8.2	Sellers’ obligations

After Completion and until the Shares are registered in the name of the Buyer, the Sellers must convene and attend meetings of the Company, vote at those meetings and take all other action as registered holder of the Shares as the Buyer may lawfully require from time to time by notice to the Sellers.

9.	Rights and obligations after Completion

9.1	Novogen Appointment

(a)	Within 28 days of Completion, the Buyer must use its best endeavours to appoint Dr Alan Olivero to the scientific board of the Buyer.

(b)	For the avoidance of doubt, nothing in clause 9.1(a) requires the Buyer to take any action which does not comply with any Laws (including any ASX Listing Rules) or the Buyer’s constitution.

9.2	Sellers assistance following Completion

(a)	During the period from Completion to the date which is 3 months after Completion (Transition Period), the Sellers must at their own expense provide all assistance to the Buyer as reasonably necessary to facilitate a smooth and complete transition of the management of the Company to the Buyer, including to:

(i)	provide the Buyer with any information in the possession or control of the Sellers concerning the matters relating to the Company or the Business;

(ii)	if so requested, attend at an address nominated by the Buyer to assist the Buyer to gain knowledge concerning the Business and its conduct; and

(iii)	liaise with any Third Parties with respect to the transfer of the Company and Business to the Buyer.

(b)	The Sellers will not be required to incur any Third Party expense in the course of providing reasonable assistance during the Transition Period.

9.3	Access to Records

(a)	The Sellers may retain after Completion copies of any Records necessary for the Sellers to comply with any applicable Law (including Tax Law) and to prepare Tax and other returns required of the Sellers by Law.

Confidential material omitted and filed separately with the Commission.

(b)	The Buyer must ensure that the Company retains all Records required to be retained by Law existing at Completion for the period that they are required to be retained by Law after Completion.

(c)	Without limiting clause 9.3(a), the Buyer must ensure that the Sellers are promptly afforded reasonable access to the Records referred to in clause 9.3(b) on reasonable request by the Sellers for the purpose of enabling the Sellers to do all or any of the following:

(i)	comply with any applicable Law (including a Tax Law);

(ii)	prepare any financial statement or Tax return; and

(iii)	defend or deal with any Claim against the Sellers.

10.	Tax matters

10.1	Completion of Tax returns and calculations

(a)	As soon as practicable after Completion, the Buyer must procure that the Company prepares all Tax returns that have not been lodged for periods of account concluded before Completion and deliver a copy in draft form to the Sellers.

(b)	For any period of account which commences before but ends on or after Completion, the Buyer must as soon as practicable after the end of that period, procure that the Company prepares a Tax return for that period and deliver a copy in draft form to the Sellers.

(c)	Both the Sellers and the Buyer must co-operate fully with each other in the preparation of each Tax return referred to in clauses 10.1(a) and 10.1(b).

(d)	A Tax return referred to in clause 10.1(a) must not be filed with the relevant Government Agency until:

(i)	the Sellers have agreed to the substance of the Tax return, and in this regard, the Sellers have 10 Business Days from receipt of the Tax return (Revision Period) to notify the Buyer of any revisions sought (Revision Notice);

(ii)	the Revision Period lapses and no Revision Notice has been received by the Buyer; or

(iii)	the Revision Period lapses after the Sellers gives a Revision Notice but any revision suggested has not been agreed to by the Buyer within 5 Business Days after the end of the Revision Period, in which case the Tax return must be lodged adopting the least favourable tax treatment for the Company.

10.2	Tax enquiries or audits by Government Agency

(a)	If the Buyer or the Company receives any written communication or notice from any Government Agency of any enquiry, including any request for information, notice to produce documents, audit, review or request for a meeting (Tax Enquiry):

(i)	relating to the Company;

Confidential material omitted and filed separately with the Commission.

(ii)	wholly or partially in relation to the period before Completion; and

(iii)	that is likely to lead to a circumstance as a result of which the Buyer, would, or would be likely to, make a Warranty Claim,

then the Buyer or the Company must promptly notify the Sellers of that fact in writing within 10 Business Days after receipt of the Tax Enquiry.

(b)	Where a Tax Enquiry relates wholly to the period before Completion, the Sellers may:

(i)	control all discussions and communications with the relevant Government Agency in relation to the Tax Enquiry; and

(ii)	conduct, defend and settle any issue against or in respect of the Company, and the Buyer and the Company must, at the request of the Sellers, provide all such assistance as is reasonably necessary to defend or assist in the defence of the Tax Enquiry.

(c)	Where a Tax Enquiry concerns both the period before and the period after Completion, then the Sellers and the Buyer must, and the Buyer must cause the Company to, co-operate fully with each other to:

(i)	undertake discussions and communications with the relevant Government Agency in relation to the Tax Enquiry; and

(ii)	conduct, defend and settle any issue against the Company.

(d)	The rights of the Sellers under clauses 10.2(b) and 10.2(c) are conditional on the Sellers having confirmed in writing that they will indemnify the Buyer and the Company against any loss or reasonable costs and expenses that they may suffer or incur as a result of them providing assistance to the Sellers under those clauses.

(e)	For the avoidance of doubt, the Buyer and the Company have full control of all other Tax Enquiries concerning the Company for periods of account commenced on or after Completion.

11.	Sellers’ Warranties

11.1	Warranties

The Seller Warrantors warrant and represent to the Buyer and the Company as an inducement to the Buyer to enter into this Agreement that, subject to the limitations in this clause 11 and clause 13, each of the Sellers’ Warranties is true and accurate, and not misleading or deceptive, at the date of this Agreement and, except as expressly stated, will be true, accurate and not misleading or deceptive at Completion.

11.2	Disclosure Material

The Buyer acknowledges that, where applicable, the Sellers’ Warranties are qualified by all information fully and fairly disclosed in the Disclosure Material.

11.3	Separate warranties

Each of the Sellers’ Warranties is a separate warranty and is not limited or restricted by any other warranty, except if that limit or restriction is clearly stated in the relevant Sellers’ Warranty.

Confidential material omitted and filed separately with the Commission.

11.4	Sellers must notify breaches

The Seller Warrantors must (whether before or after Completion) disclose to the Buyer anything which has or will constitute a breach of a Sellers’ Warranty or cause a Sellers’ Warranty to be untrue or inaccurate, as soon as practicable after the Seller Warrantors becomes aware of it.

11.5	Qualification as to knowledge

Where any statement in the Sellers’ Warranties is qualified by a person’s awareness or knowledge, that statement will be deemed to include an additional statement that it has been made after reasonable enquiries of the officers, employees and advisers of the Seller Warrantors and the Company, and includes all matters, events or circumstances of which any of the Seller Warrantors or the Company should reasonably be aware or know.

12.	Indemnities

12.1	Indemnity for Warranty Claims

(a)	Subject to clauses 11 and 13, if the Buyer makes a Warranty Claim and notifies the Seller Warrantors to that effect, then the Seller Warrantors must jointly and severally indemnify the Buyer from and against any Claim or Liability that the Buyer or the Company pays, suffers, incurs or is liable for as a direct or indirect result of the Sellers’ Warranty the subject of the Warranty Claim being untrue, inaccurate, misleading or deceptive.

(b)	Clause 12.1(a) does not apply to the extent that the Buyer is able to be indemnified from and against the relevant Claim or Liability under an indemnity in clause 12.2.

12.2	Tax Indemnity

The Seller Warrantors must indemnify the Buyer and the Company for:

(a)	the Tax Claim Amount in respect of any Tax Claim, to the extent that it:

(i)	relates to any period or part period that ends on or before Completion ; or

(ii)	arises as a result of or in respect of, or by reference to, any event, act or failure to act that occurs, or is deemed to occur, on or before or because of Completion; and

(b)	any Liability that the Buyer or the Company may suffer or incur as a result of the Buyer and the Company complying with clause 10.2.

13.	Claiming under the Sellers’ Warranties and the Indemnities

13.1	Notice of Claims

(a)	If the Buyer becomes aware of any matter that may give rise to a Warranty Claim or an Indemnity Claim, the Buyer must notify the Seller Warrantors in writing with details of the matter and an estimate of the amount of the claim as soon as practicable after the Buyer becomes aware of the matter.

(b)	If after Completion the Buyer becomes aware of a matter that may give rise to a Warranty Claim or an Indemnity Claim as a result of a Third Party Claim made or threatened by a Third Party against the Buyer, the Company or the Sellers, then the Buyer must notify the Seller Warrantors of the Third Party Claim in writing with details of the matter and an estimate of the amount involved as soon as practicable after the Buyer becomes aware of the matter.

Confidential material omitted and filed separately with the Commission.

(c)	If the Buyer intends to make a Warranty Claim or an Indemnity Claim, it must notify the Seller Warrantors in writing of that Warranty Claim or Indemnity Claim with details of the matter giving rise to the Claim and the amount claimed (Claim Notice). A Claim Notice in respect of a Warranty Claim will be deemed to constitute notice of a corresponding Indemnity Claim under clause 12.1.

13.2	Seller Warrantors to consider Claims

(a)	The Seller Warrantors must notify the Buyer within 10 Business Days after receipt of a Claim Notice, indicating whether they admit or denies the relevant Claim (in whole or in part).

(b)	If the Seller Warrantors do not notify the Buyer within the period specified in clause 13.2(a), they will be taken to have admitted the Claim in full.

13.3	Time limits for Claims

The Buyer may not make a Warranty Claim or an Indemnity Claim unless it provides a Claim Notice to the Seller Warrantors in respect of the relevant Claim on or before the expiration of 7 years after the date of Completion.

13.4	Maximum amount the Buyer may recover

(a)	The maximum total amount the Buyer may recover for all Warranty Claims (other than Warranty Claims relating to items 9, 10, 11 or 12 of Schedule 4, fraud or wilful concealment, which are excluded from this amount) must not exceed the Purchase Consideration.

(b)	For the avoidance of doubt, no limit applies to Warranty Claims arising from fraud or wilful concealment.

13.5	Benefits received by the Buyer

(a)	The Buyer must reimburse the Seller Warrantors if:

(i)	the Buyer recovers an amount under this Agreement in respect of a Warranty Claim or an Indemnity Claim; and

(ii)	the Buyer or the Company then receives an amount from a Third Party, under a final judgment or award (which cannot be appealed) or under an enforceable settlement, and this amount would have reduced the amount recovered by the Buyer if it had been received before the recovery.

(b)	The amount the Buyer must reimburse to the Seller Warrantors is equal to the amount the Buyer or the Company receives from the Third Party (less any costs incurred by the Buyer in obtaining the amount). However, the amount to be reimbursed may not exceed the amount the Buyer recovered from the Seller Warrantors under the relevant Warranty Claim or Indemnity Claim.

13.6	Escrow arrangement where Claim made

Without limiting the operation of this Agreement, where a Claim under this Agreement is made by the Buyer prior to the expiry of any escrow period under an Escrow Agreement executed pursuant to this Agreement, then, subject to the ASX providing its consent if such consent is necessary to be obtained:

(a)	the Buyer may in writing extend the relevant escrow period until resolution of the Claim;

Confidential material omitted and filed separately with the Commission.

(b)	the Sellers must procure the agreement of any Seller Nominee under a relevant Escrow Agreement to the extension of the relevant escrow period in accordance with clause 13.6(a); and

(c)	where agreed by the parties, or determined by a court, that an amount with respect to the Claim is due to the Buyer from the Sellers or the Warrantor, without limitation to or waiving any of the Buyer’s rights:

(i)	the Buyer may as agent for the relevant Seller Nominee(s) sell the Novogen Shares which are the subject of the relevant Escrow Agreement and apply the proceeds from the sale to the amount due to the Buyer in respect of the Claim, with any excess to be paid to the relevant Seller Nominee; and

(ii)	the Sellers must procure any Seller Nominee under a relevant Escrow Agreement agrees to, and executes all necessary documents to enable, the operation of clause 13.6(c)(i)

13.7	Reduction in Purchase Price

To the maximum extent permitted by Law, any amount paid by the Seller Warrantors to the Buyer or the Company under clause 12 or this clause 13 operates as a decrease in the Purchase Price.

14.	Buyer’s Warranties

14.1	Warranties

The Buyer warrants and represents to the Sellers that:

(a)	the execution and delivery of this Agreement has been properly authorised by all necessary corporate action of the Buyer;

(b)	the Buyer has full corporate power and lawful authority to execute and deliver this Agreement and to perform, or cause to be performed, its obligations under this Agreement;

(c)	this Agreement constitutes a legal, valid and binding obligation on the Buyer enforceable in accordance with its terms by appropriate legal remedy;

(d)	none of the following has occurred and is subsisting, or is threatened, in relation to the Buyer:

(i)	an application or order made, proceeding commenced, resolution passed or proposed in a notice of meeting, petition presented, meeting convened or other step taken for:

(A)	the winding up, dissolution, bankruptcy or administration of the Buyer; or

(B)	the Buyer entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

(ii)	the Buyer:

(A)	being (or being taken to be under applicable legislation) unable to pay its debts as and when they fall due; or

Confidential material omitted and filed separately with the Commission.

(B)	stopping or suspending, or threatening to stop or suspend, payment of all or a class of its debts; or

(iii)	the appointment of an administrator, receiver, receiver and manager, liquidator, provisional liquidator or similar person to the Buyer or any of its assets;

(e)	this Agreement does not conflict with or result in the breach of or default under any provision of its constitution or any material term or provision of any agreement, deed, writ, order or injunction, judgment or Law to which it is a party or a subject or by which it is bound; and

(f)	there are no Claims pending or threatened against it or to its knowledge by, against or involving any person which may have a material effect on the sale and purchase of the Shares in accordance with this Agreement.

14.2	Warranties true on Completion

The Buyer warrants and represents to the Sellers that each of the warranties set out in clause 14.1 is true and accurate, and not misleading or deceptive, at the date of this Agreement and, except as expressly stated, will be true, accurate and not misleading or deceptive at Completion.

15.	Termination by Buyer before Completion

15.1	Termination events

Each of the following is a termination event for the purposes of this clause 15:

(a)	the Sellers materially breach a term of this Agreement;

(b)	any Sellers’ Warranty is or becomes false, misleading or incorrect when made or regarded as made under this Agreement (except to the extent fully and fairly disclosed in the Disclosure Material); and

(c)	a material adverse change occurs in the Business, assets of the Company or the financial or trading position of the Company since the Accounts Date that was not disclosed in the Disclosure Material.

15.2	Right of Buyer to terminate

If:

(a)	a termination event occurs under clause 15.1;

(b)	the Buyer notifies the Sellers of that event within 5 Business Days after becoming aware of it, giving reasonable details of the relevant event; and

(c)	the Sellers are unable to remedy the termination event within 5 Business Days after receiving the notice (or such longer period or periods as may be allowed by the Buyer under clause 15.2(e)),

then the Buyer may by giving notice to the Sellers at any time before Completion elect to:

(d)	terminate its obligation to buy the Shares and to perform its other obligations under this Agreement, in which event this Agreement terminates at the time the Buyer gives the notice; or

(e)	without affecting its rights to subsequently give notice under clause 15.2(d), delay Completion for a period or periods nominated by the Buyer to determine whether any of the matters referred to in clauses 15.1(a), 15.1(b) and 15.1(c) are remedied or cured within that period.

Confidential material omitted and filed separately with the Commission.

15.3	Remedies cumulative

The Buyer may exercise its right of termination under this clause 15 without affecting any of its other rights and remedies.

16.	Public announcements

16.1	Making announcements

A party must not make, or authorise or cause to be made, any public announcement relating to the negotiations between the parties or the subject matter of this Agreement unless:

(a)	it has the prior written consent of each other party; or

(b)	it is required to do so by Law or by the rules of any Financial Market to which a party, or a Related Body Corporate of a party, is subject.

16.2	Requirements

If the Sellers or the Warrantor are required to make a public announcement under clause 16.1(b), they must before doing so, to the extent practicable and as soon as reasonably possible:

(a)	notify the Buyer of the proposed announcement;

(b)	consult with each the Buyer as to its content; and

(c)	use reasonable endeavours to consider any reasonable request by the Buyer concerning the proposed announcement.

17.	Confidentiality

17.1	Obligation of confidentiality

Subject to clauses 17.2 and 17.3, the Receiving Party must:

(a)	keep the Confidential Information of or relating to the Disclosing Party confidential and not directly or indirectly disclose, divulge or communicate any of that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)	take all reasonable steps to secure and keep secure all Confidential Information of or relating to the Disclosing Party which comes into its possession or control; and

(c)	not memorise, use, modify, reverse engineer or make copies, notes or records of that Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement.

17.2	Exceptions

The obligations of confidentiality under clause 17.1 do not apply to:

(a)	any Confidential Information that:

(i)	is disclosed to the Receiving Party by a third party entitled to do so, whether before or after the date of this Agreement;

Confidential material omitted and filed separately with the Commission.

(ii)	was already lawfully in the Receiving Party’s possession when it was given to the Receiving Party and was not otherwise acquired from the Disclosing Party directly or indirectly; or

(iii)	is generally available to the public at the date of this Agreement or subsequently becomes so available other than by reason of a breach of this Agreement; or

(b)	any disclosure of Confidential Information by the Receiving Party that is necessary to comply with any court order, law, or the applicable rules of any Financial Market if, to the extent practicable and as soon as reasonably possible, the Receiving Party:

(i)	notifies the Disclosing Party of the proposed disclosure;

(ii)	consults with the Disclosing Party as to its content; and

(iii)	uses reasonable endeavours to comply with any reasonable request by the Disclosing Party concerning the proposed disclosure.

17.3	Disclosure to Recipient

A Receiving Party may disclose Confidential Information to a Recipient only if the disclosure is made to the Recipient strictly on a “need to know basis” and, prior to the disclosure:

(a)	the Receiving Party notifies the Recipient of the confidential nature of the Confidential Information to be disclosed; and

(b)	the Recipient has given an undertaking to the Receiving Party, for the benefit of the Disclosing Party, to be bound by the obligations in this Agreement as if the Recipient were a Receiving Party in relation to the Confidential Information to be disclosed.

17.4	Obligations

(a)	The Receiving Party must take all reasonable steps to ensure that any person to whom the Receiving Party is permitted to disclose Confidential Information under clause 17.3 complies at all times with the terms of this Agreement as if that person were a Receiving Party.

(b)	The Receiving Party is liable for all acts or omissions of a Recipient which constitute a breach of this clause 18 as if such acts or omissions were acts or omissions of the Receiving Party.

17.5	Return or destruction of Confidential Information

Immediately on the written request of the Disclosing Party or on the termination of this Agreement for any reason, the Receiving Party must:

(a)	cease using all Confidential Information of or relating to the Disclosing Party (or any Related Entity of the Disclosing Party);

(b)	deliver to the Disclosing Party all documents and other materials in its possession or control containing, recording or constituting that Confidential Information or, at the option of the Disclosing Party, destroy, and certify to the Disclosing Party that it has destroyed, those documents and materials; and

Confidential material omitted and filed separately with the Commission.

(c)	for Confidential Information stored electronically, permanently delete that Confidential Information from all electronic media on which it is stored, so that it cannot be restored.

17.6	Post Completion

On and from Completion:

(a)	all Information in the possession or control of the Sellers relating to or in any way connected with the Company will be deemed to be “Confidential Information” of or relating to the Buyer for the purposes of this clause 17 and the Sellers must comply with the provisions of this clause 17 as if the Sellers were a “Receiving Party” of that Confidential Information; and

(b)	the Buyer may make use of the Confidential Information of or relating to the Company as it sees fit and without restriction under this Agreement.

18.	GST

18.1	Definitions

In this clause 18:

(a)	the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and

(b)	Supplier means any party treated by the GST Act as making a Supply under this Agreement.

18.2	Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST.

18.3	Payment of GST

(a)	If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)	Payment of the additional amount must be made at the same time as payment for the Taxable Supply is required to be made in accordance with this Agreement.

18.4	Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)	the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)	if the Other Party’s recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply, such that after the Other Party meets the GST liability, it retains the Net Amount.

Confidential material omitted and filed separately with the Commission.

19.	General

19.1	Nature of obligations

(a)	Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Agreement in favour of another is a separate obligation. Unless specified otherwise, the performance of one obligation is not dependent on the performance of any other obligation.

19.2	Entire understanding

(a)	This Agreement and the Licence Agreement and each executed Escrow Agreement contain the entire understanding between the parties concerning the subject matter of the Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties.

(b)	Each party acknowledges that, except as expressly stated in this Agreement, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Agreement.

19.3	Survival of obligations

(a)	Despite any other provision of this Agreement, any indemnity or obligation of confidence under this Agreement survives Completion or the termination of this Agreement, however arising, including clauses 1, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, and 19.

(b)	On termination under clause 3.4 or clause 15, no party has any obligation or liability to any other party, except in connection with claims that arose before termination.

19.4	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

19.5	Further assurances

A party, at its own expense (unless otherwise provided in this Agreement) and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

19.6	No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

Confidential material omitted and filed separately with the Commission.

19.7	Severability

Any provision of this Agreement which is invalid in any jurisdiction must in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

19.8	Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns under clause 19.9.

19.9	No assignment

A party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of each other party.

19.10	Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

19.11	No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

19.12	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

19.13	Duty

(a)	Any duty (including related interest or penalties) payable in respect of this Agreement or any instrument created in connection with it must be paid by the Buyer.

(b)	The Buyer undertakes to keep the Sellers indemnified against all liability relating to the duty, fines and penalties.

19.14	Governing law and jurisdiction

(a)	This Agreement is governed by and must be construed in accordance with the Law of New South Wales.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of that State or Territory and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

19.15	Notices

Any notice or other communication to or by a party under this Agreement:

Confidential material omitted and filed separately with the Commission.

(a)	may be given by personal service, post or facsimile;

(b)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:

(i)	If to the Sellers or (before Completion) the Company:

Address:      Unit 101 50 McLachlan Avenue Rushcutters Bay NSW 2011

Attention:    Paul Hopper

Facsimile:

(ii)	If to the Buyer or (after Completion) the Company:

Address:      P.O. Box 2333, Hornsby Westfield, NSW 1635

Attention:    Dr James Garner

Facsimile:    +61 2 9476 0388

(iii)	If to the Warrantor:

Address:      Unit 101 50 McLachlan Avenue Rushcutters Bay NSW 2011

Attention:    Paul Hopper

Facsimile:

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c)	must be signed:

(i)	in the case of a corporation registered in Australia, by any authorised representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or

(ii)	in the case of a corporation registered outside of Australia, by a person duly authorised by that corporation under the laws governing the place of registration of that corporation; and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, at 9.00 am on the second business day after the date of posting to the addressee, whether delivered or not;

(iii)	if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a business day or is after 4.0 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next business day. In this clause 19.15, ‘business day’ means a day which is not a Saturday, Sunday, public holiday or bank holiday in the place of receipt of a communication.

19.16	Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

Confidential material omitted and filed separately with the Commission.

19.17	Conflicting provisions

If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

19.18	No merger

A term or condition of, or act done in connection with, this Agreement or Completion does not operate as a merger of any of the undertakings, warranties and indemnities in this Agreement or the rights or remedies of the parties under this Agreement which continue unchanged.

19.19	Operation of indemnities

Unless this Agreement expressly provides otherwise:

(a)	each indemnity in this Agreement survives the expiry or termination of this Agreement; and

(b)	a party may recover a payment under an indemnity in this Agreement before it makes the payment in respect of which the indemnity is given.

19.20	No right of set-off

Unless this Agreement expressly provides otherwise, a party has no right of set-off against a payment due to another party.

19.21	Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

Confidential material omitted and filed separately with the Commission.

Schedule 1-Share Details

(Clause 1.1)

Sellers (registered holder)	Beneficial owner	No. and class of Shares	Paid-up amount	Unpaid amount
Kilinwata Investments Pty. Ltd.	Yes	750	$0.75	Nil
Mi Ok Chong	Yes	250	$0.25	Nil

Confidential material omitted and filed separately with the Commission.

Schedule 2-Corporate Details

(Clause 1.1)

Details of the Company

Name:	Glioblast Pty Ltd

ACN:	612 141 625

Registered Office:	Unit 101, 50 McLachlan Avenue, Rushcutters Bay NSW 2011

Date and place of incorporation:	2 May 2016, New South Wales

Issued capital:	$1

Directors:	Deborah Anne Coleman

Secretary:	None appointed

Public Officer:	None appointed

Confidential material omitted and filed separately with the Commission.

Schedule 3 - Conditions to Completion

(clause 3.1)

Condition	Party entitled to benefit
1. Execution of the Licence Agreement by the Buyer and by Genentech, Inc	The Buyer

2. Completion of Buyer due diligence into the Company	The Buyer

3. All consents and waivers the Buyer deems necessary or relevant for the sale and purchase of the Shares, the Buyer and/or its nominee(s) to be registered as holder of any and all of the Shares and all other applicable transactions contemplated by this Agreement to take place in accordance with the terms of this Agreement and without breaching any Law or agreement are granted and received, or if only granted subject to conditions, such conditions being satisfactory to the Buyer in its sole and absolute discretion	The Buyer

4. The Company obtains all necessary consents (on terms and conditions in all respects satisfactory to the Buyer) all third party consents, licences, approvals, authorisations or waivers required for the acquisition of the Shares	The Buyer

5. All consents, waivers and approvals (including shareholder approvals) required by Law (including the ASX Listing Rules) and the Buyer’s constitution with respect to the issue of the Completion Shares and Milestone Consideration to the Sellers are obtained on terms reasonably satisfactory to the Buyer	The Buyer

6. Replacement of the Company’s constitution with a form of constitution approved by the Buyer	The Buyer

7. Appointment of Paul Hopper as a consultant to the Buyer on the terms of the Hopper Appointment Agreement	The Buyer

8. Appointment of Mi Ok Chong as a consultant to the Buyer on the terms of the Chong Appointment Agreement	The Buyer

Confidential material omitted and filed separately with the Commission.

Schedule 4 - The Sellers’ Warranties

(Clause 11)

1.	The Sellers’ authority to sell

(a)	The Sellers are the registered holder and beneficial owner of the Shares and such shares are all of the issued shares in the capital of the Company.

(b)	The Shares are not subject to any Encumbrance in favour of any person or company.

(c)	Kilinwata Investments Pty. Ltd. and the Company are both validly existing under the Law of their place of incorporation.

(d)	Each of the Sellers and the Company has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

(e)	Each of the Sellers and the Company has taken all necessary action to authorise its entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement.

(f)	The obligations of the Sellers and the Company under this Agreement are valid and binding and enforceable against the Sellers and the Company (respectively) in accordance with their terms.

2.	The Company

(a)	The Company has full corporate power to own its properties, assets and business and to carry on its business as now conducted.

(b)	The Company does not hold or beneficially own shares or other securities in the capital of another corporation.

(c)	The Company has not bought or agreed to buy any securities in another corporation.

(d)	The Company is not, and has not agreed to become, a member of any partnership, unincorporated association, joint venture or consortium.

(e)	No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company and no receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed or threatened to be appointed in relation to the Company or any part of its undertaking or assets.

3.	Share capital of the Company

(a)	The Shares:

(i)	as set out in Schedule 1 comprise all of the share capital of the Company;

(ii)	are held and beneficially owned and are paid as set out in Schedule 1; and

(iii)	were all properly issued.

(b)	There is no restriction on the sale or transfer of the Shares to the Buyer (whether contained in the constitution of the Company or otherwise) except for the consent of the directors of the Company to the registration of the transfers of the Shares.

(c)	There are no securities convertible into shares of the Company.

Confidential material omitted and filed separately with the Commission.

(d)	There are no options or other entitlements of any kind over any shares of the Company or to have shares in the Company issued.

(e)	There are no restrictions on the transfer of any Shares (including any rights of pre-emption exercisable by any person) or on the effective change of control of the Company as a result of the transactions contemplated by this Agreement.

4.	Information

(a)	The information set out in this Agreement is true, accurate and not misleading or deceptive (whether by omission or otherwise) in any material respect.

(b)	A true and correct copy of the constitution of the Company will be provided to the Buyer on Completion.

(c)	All information which the Seller Warrantors, the Company or any of their respective employees, agents or advisers have given before the date of this Agreement to the Buyer or its advisers relating to the Business, the activities, affairs, assets and Liabilities of the Company and the subject matter of this Agreement was prepared with reasonable care and is, and was when given, complete and accurate in all material respects.

(d)	All information that is:

(i)	known to the Seller Warrantors relating to the Shares, the Company, the Business or otherwise relevant to the subject matter of this Agreement; and

(ii)	material to a buyer of the Shares,

has been fully and fairly disclosed in writing to the Buyer before the date of this Agreement.

(e)	The Seller Warrantors have not withheld from providing to the Buyer before the date of this Agreement any information that is material to or would reasonably be required for the purpose of making an informed assessment of the assets and liabilities, financial position and performance of the Company or would otherwise have a material adverse effect on the value of the Business or the Shares.

5.	Financial statements

(a)	The Accounts disclose a true and fair view of the affairs, financial position and assets and liabilities of the Company as at the Accounts Date and of the income, expenses, results of operations and cash flow of the Company.

(b)	The Accounts were prepared in accordance with the Accounting Standards, the requirements of the Corporations Act and all other applicable Laws.

(c)	The Accounts contain proper and adequate provision for and full disclosure of all liabilities of the Company as at the Accounts Date.

(d)	All financial arrangements of or relating to the Company and the Business are fully and accurately reflected in the Accounts.

(e)	Any budget, forecast or projection relating to the Company provided to the Buyer by or on behalf of the Sellers before the date of this Agreement, has been prepared carefully, on a reasonable basis and is arithmetically correct, and there are no facts or circumstances known to the Sellers which would cause a prudent manager to change the budget, forecast or projection.

(f)	The income and profits of the Company disclosed in the Accounts have not resulted from:

Confidential material omitted and filed separately with the Commission.

(i)	transactions entered into other than on normal commercial terms;

(ii)	other factors rendering the profits for the relevant period abnormally high.

(g)	The Accounts are not affected by any unusual, abnormal, extraordinary, exceptional or non-recurring items.

(h)	Since the Accounts Date there has been no material change in the assets, liabilities, turnover, earnings, financial condition, trading position or affairs of the Company.

6.	No operation

(a)	No dividend or distribution of capital or income has been declared, made or paid in respect of any capital of the Company, whether of cash, specific assets or otherwise.

(b)	The Company has conducted its internal affairs with all reasonable care and in accordance with normal and prudent practice (having regard to the nature of the Business and past practice and so as to comply with all applicable Laws).

(c)	The Company has not entered into any material contracts or arrangements, or terminated or altered any term of any material contracts or arrangements, other than in accordance with this Agreement.

(d)	The Company has no turnovers or earnings and has not incurred or undertaken any material Liabilities or obligations (actual or contingent), including Taxation.

(e)	The Company has not acquired or disposed of or dealt with any assets nor has it entered into any agreement or option to acquire or dispose of any assets.

(f)	Since the Agreement Date, the rights attaching to any shares in the Company have not altered and no alteration has been made to the capital structure of the Company.

(g)	No loans have been made or bonuses paid by the Company to any person.

(h)	The Company has not issued, agreed to issue or granted any option to issue any equity or loan securities or any security convertible into any such securities.

(i)	Other than the Shares, the Company has not issued any shares, or options to take up unissued shares, in the capital of the Company.

(j)	No resolutions have been passed by the members or directors of the Company except in the ordinary course of the Business and those necessary to give effect to this Agreement.

7.	Liabilities and commitments

(a)	The Company has not borrowed money, increased the amount of existing borrowings or drawn on any credit lines other than under existing credit facilities.

(b)	The Company has not granted or created any Encumbrance over the Shares or any of its assets or inventory.

(c)	The Company has not provided any guarantee or other security to any Third Party.

(d)	No Sellers’ Guarantees have been provided to any Third Party.

(e)	The Company does not have any material commitments or unusual Liabilities that are not disclosed in the Accounts.

(f)	The Company does not owe any money or have any outstanding liability to the Sellers.

Confidential material omitted and filed separately with the Commission.

(g)	No Sellers nor any Related Entity of any Sellers owes, or will owe at Completion, any money, or has any outstanding liability, to the Company.

(h)	The Company is not directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person, and has not given a letter of comfort to any person.

(i)	No offer, tender or quotation given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a Third Party.

(j)	The transfer of the Shares in accordance with this Agreement does not and will not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking, by which the Company is or may become bound.

(k)	There are no outstanding commitments of the Company for capital expenditure.

(l)	The Company is not party to any agreement in terms of which it is, or will be, bound to share its profits or pay any royalties.

(m)	There are no debts owed to or accounts receivable of the Company at Completion.

8.	Records

The Records of the Company:

(a)	are in the possession or under the control of the Company;

(b)	have been fully, properly and accurately kept and maintained and are up to date;

(c)	accurately record the details of all of the transactions, finances, assets and liabilities of the Company; and

(d)	as far as necessary, have been prepared in accordance with the requirements of the Corporations Act and the Accounting Standards.

9.	Taxation

(a)	All Tax and other revenue returns, including income tax, fringe benefits tax, payroll tax, superannuation guarantee, land tax, rates, customs duty, franking account returns and business activity statements (Returns) lodged by the Company:

(i)	have been lodged by the due date for filing those Returns, and no Returns remain un-lodged;

(ii)	have been made taking reasonable care and with full and true disclosure; and

(iii)	do not contain any statement that is false or misleading, whether by omission or otherwise.

(b)	All assessments, whether original or amended, made by a Government Agency in respect of the Company and all Returns of the Company accurately reflect any Liability for Tax of the Company for the period to which the assessment or Return relates.

(c)	All notices and elections required to be given or made by the Company have been given or made by the Company and support the position taken in the Returns.

Confidential material omitted and filed separately with the Commission.

(d)	All information required to be retained under any relevant Tax legislation is currently held by the Company, including any information that may be required to calculate or verify the adjustable value and any capital gain or loss on disposal of any asset held at Completion.

(e)	The Company has paid all Taxes which the Company is liable to pay prior to Completion and the Accounts fully provide for, all Taxes which the Company is or may become liable to pay for the period up to and including the Completion Date.

(f)	The Company will have no liability in respect of unpaid or unassessed Taxes referrable to any time before Completion in excess of the provision for Tax in the Accounts.

(g)	There is no difference between the amounts incurred for acquisition, improvements and incidental costs of acquisition of any Company assets and their cost base for Tax purposes.

(h)	The costs bases of the Company’s assets have not been reduced from the amounts of money actually incurred for acquisition, improvements and incidental costs of acquisition on account of:

(i)	any transfers of assets;

(ii)	any transfers of losses;

(iii)	any forgiveness of debt; or

(iv)	any transactions which shift value.

(i)	The Company is not involved in any audit by a Government Agency or aware of any pending audit of any of its Returns or its Tax affairs and there are no outstanding disputes, questions or demands as between the Company and any Government Agency relating to a Tax matter. The Sellers are not aware of any circumstances that may give rise to such audit or dispute.

(j)	Complete copies of all rulings, private binding rulings, advices, consents and clearances (Rulings) affecting the Company from any Government Agency have been supplied to the Buyer, and any transactions carried into effect in reliance on any of those Rulings have been implemented in the manner disclosed in the application for it.

(k)	The Company has not taken any action which has or might alter or prejudice any arrangement or Ruling which has previously been negotiated with or obtained from the relevant Government Agency under any Tax Law.

(l)	The Company has not acted otherwise than in accordance with any advance opinion or private binding ruling issued to it by any Government Agency and has otherwise taken “reasonable care” and adopted “reasonably arguable positions” (within the meaning of those terms in the Tax Act) in relation to its liability to Tax.

(m)	The Company has not participated in schemes or transactions or made any payments to which Part IVA, section 82KK or section 82KL of the Tax Act applies or might apply.

(n)	The Company has not participated in:

(i)	any dividend stripping or dividend or capital streaming or franking credit trading schemes (or schemes of substantially the same effect) within the meaning of the Tax Act or which are subject to the operation of sections 45 to 45D, former sections 46B, and 160AQCBA and section 177E or 177EA of the Tax Act; or

Confidential material omitted and filed separately with the Commission.

(ii)	any scheme or arrangement within the meaning of Division 204 of Part 3-6 of the Tax Act to exploit the benchmark franking percentage of another entity, stream franked distributions or tax-exempt bonus shares or stream distributions to shareholders or former shareholders of the Company that derive greater benefit from franking credits than other shareholders or former shareholders, and nor will the sale itself, or in conjunction with other events before Completion, constitute such a scheme.

(o)	No dividend has been paid by the Company:

(i)	in respect of which the franking amount has exceeded the benchmark franking percentage or the maximum franking credit within the meaning of Part 3-6 of the Tax Act; or

(ii)	in respect of which an application has been made to the Commissioner of Taxation for permission to depart from the benchmark franking percentage within the meaning of Part 3-6 of the Tax Act.

(p)	The Company has provided, or will provide before Completion, distribution statements within the meaning of section 202-80 of the Tax Act to shareholders in respect of all dividends paid by the Company before Completion.

(q)	The Company does not hold any assets to which Subdivision 104-J of the Tax Act may apply.

(r)	Nothing has occurred to cause a disallowance of carried forward income or capital losses of the Company as at Completion (other than the transfer of Shares as contemplated by this Agreement).

(s)	The Company has not been required to reduce losses or the tax attributes of assets (for capital allowances purposes or capital gains tax purposes) as contemplated by Division 245 of Schedule 2C of the Tax Act.

(t)	The share capital account of the Company is not tainted within the meaning of section 197-50 of the T ax Act.

(u)	All amounts of Tax required by Law to be deducted by the Company from the salary or wages of employees, servants and agents or payments to contractors have been deducted and remitted to the relevant Government Agency within the time allowed by the relevant Tax Law.

(v)	Any withholding tax that is required to be withheld from any payment made by the Company has been duly withheld and remitted to the relevant Government Agency within the time allowed by the relevant Tax Law and the Company has not been a party to a scheme to which section 177CA of the Tax Act applies.

(w)	The Company has not entered into a transaction or arrangement that attracts the operation of any of section 108, section 109 or the provisions of Division 7A of the Tax Act.

(x)	Subject to the Company satisfying the conditions in Subdivision 165-C of the Tax Act, a bad debt deduction will be available in respect of the write off of any trade debts shown in the Accounts which have not previously been written off.

(y)	The Company has not entered into any arrangement that:

(i)	will give rise to any adjustment to its taxable income as a result of the operation of the provisions in Division 13 of Part III of the Tax Act; or

(ii)	results in it obtaining a “transfer pricing benefit” as that term is defined in Division 815 of the Tax Act

Confidential material omitted and filed separately with the Commission.

(z)	The Company is not and will not become liable to pay, reimburse or indemnify any person in respect of any Tax relating to an act or omission occurring before Completion or because of the failure of that other person to discharge the Tax Liability.

(aa)	The Company has not issued or created any:

(i)	non-share equity interest (as defined in section 995-1 of the Tax Act); or

(ii)	non-equity share (as defined in section 6(1) of the Tax Act).

(bb)	The Company has valued trading stock using an accepted methodology under Subdivision 70-C of the Tax Act.

(cc)	The Company is not a member of a Consolidated Group (as defined in section 703-5 of the Tax Act) and the Sellers will not form, and will procure that no Related Body Corporate forms, a Consolidated Group including the Company, whether before or after the date of this Agreement.

10.	GST

(a)	In this warranty 10:

(i)	expressions which are not defined, but which have a defined meaning in GST Law, have the same meaning; and

(ii)	GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

(b)	The Company is not:

(i)	a member of any GST group, GST joint venture or partnership; or

(ii)	liable to pay GST in respect of supplies made by any other entity.

(c)	The Company has not participated in any schemes or transactions or made any payments to which Division 165 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth) applies or might apply.

(d)	The Company has not lodged any Business Activity Statements.

11.	Stamp Duty

(a)	All Stamp Duty arising under a Tax Law in relation to any transaction or document to which the Company is or has been a party or by which the Company derives, or has or will derive, a benefit has been paid or will be paid before Completion in accordance with the relevant Tax Law (irrespective of whether the Company or a Third Party is liable for that Stamp Duty).

(b)	The Company has not been a party to a transaction or document with a Related Body Corporate of the Company (or an entity that was a Related Body Corporate of the Company at the time) in the 6 years preceding Completion that would have been liable to Stamp Duty under a Tax Law but for relief granted in writing by a Government Agency.

(c)	No liability for Stamp Duty will be triggered in respect of events occurring before Completion as a result of any change of ownership or control on Completion.

Confidential material omitted and filed separately with the Commission.

12.	Non-resident CGT withholding

The Buyer is not required under a Tax Law to withhold any amount otherwise payable to the Sellers under this Agreement for remittance to the Commissioner of Taxation as a foreign resident capital gains withholding payment under subsection 14-200(3) of Schedule 1 of the Tax Act.

13.	Plant and Equipment

(a)	The Company does not and will not on Completion own, lease, licence or use any plant, equipment (including computer equipment), motor vehicles, machinery, furniture, fixtures and fittings.

(b)	The Company has not entered into any hire purchase, leasing or credit sale agreement in respect of, and has not sold or agreed to sell, any items of plant, equipment (including computer equipment), motor vehicles, machinery, furniture, fixtures and fittings.

(c)	The Company does not use any computer hardware of software whether owned by or licensed to the Company.

(d)	All Records of the Company stored by electronic means have been provided to the Buyer in a downloadable form which the Buyer may access without specialised software.

(e)	The Company does not, and will not on Completion hold or own any stock of finished goods, including packaging.

14.	Real Property

(a)	The Company does not and will not on Completion own, occupy, lease or licence any real property.

(b)	The Company does not owe any rent, rates, Taxes (including land tax), outgoings, levies and contributions with respect to any real property.

15.	Insurance

(a)	The Company has not entered into any contract under which the Company or its officers are an insured party (including in respect of directors indemnity insurance or workers’ compensation insurance) (Insurance Contract).

(b)	There are no outstanding claims or insurance premiums payable under any Insurance Contracts.

16.	Intellectual Property Rights

(a)	The Company does not own, use or require in the Business any business names, trade marks, service marks, trade names, copyright, patents, patent applications, confidential information or other Intellectual Property Rights.

(b)	The Company has not dealt with or granted to any person any rights in respect of any Intellectual Property Rights by way of licence or in any other way.

(c)	The Company has not infringed the Intellectual Property Rights of any other person.

(d)	The Sellers are not aware of any allegation or basis on which an allegation could be made that the Company has infringed the Intellectual Property Rights of any person.

(e)	There are no royalties, licence fees or other similar fees payable by the Company in connection with the use of any Intellectual Property Rights.

Confidential material omitted and filed separately with the Commission.

17.	Contracts and commercial matters

(a)	The Company has not entered into or is not bound by any contract, arrangement or understanding with a Third Party that has not been fully and fairly disclosed in writing to the Buyer.

(b)	No employee or director of the Company has entered into or agreed to be bound by a contract, arrangement or understanding with a Third Party purportedly on behalf of the Company, in circumstances where the employee or director has acted wrongfully, against the intention or instructions of the Company or otherwise outside the scope of his or her authority.

(c)	The Company has not made any offer, tender or quotation made which is outstanding and capable of acceptance by a Third Party.

18.	Defective products

The Company has not manufactured, sold or supplied any products or services that:

(a)	are or were or will become faulty or defective in any material respect; or

(b)	do not comply, in any material respect, with any warranties or representations expressly or impliedly made or given by the Company or with all applicable regulations, standards and requirements.

19.	Compliance with applicable Laws

(a)	The Company has at all times complied with all Laws, including all:

(i)	planning Laws, agreements and permits;

(ii)	employment and industrial relations Laws and agreements;

(iii)	occupational health and safety Laws; and

(iv)	Environmental Laws,

and no contravention or allegation of any contravention of any applicable Law is known to the Sellers.

(b)	As far as the Seller Warrantors are aware:

(i)	there is no fact or matter that might prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any statutory permit or licence; and

(ii)	the Company is not being investigated for any breach or alleged breach of any Law.

(c)	The Company has not received any notice that any statutory permit or licence will be revoked, suspended, modified or will not be renewed.

20.	Litigation

(a)	Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is involved in, or threatened with, any Claim in any court, tribunal or otherwise and there are no facts or circumstances likely to give rise to any such Claim.

(b)	There are no unsatisfied Claims against the Company.

Confidential material omitted and filed separately with the Commission.

(c)	There are no facts or circumstances known to the Sellers that may result in a material industrial dispute between the Company and any third party and no material pay claims have been made, or are likely to be made, against it.

21.	Employees, officers and sub-contractors

(a)	The Company has not engaged:

(i)	any employees whether current or in the past; or

(ii)	consultants or contractors to provide services to the Company, whether current or in the past.

(b)	The Company does not operate any bonus, profit share or employee incentive plans or schemes for its employees or officers.

(c)	No money is payable to any director of the Company and the Company is not under any present, future or contingent liability to pay compensation for loss of office or employment to any ex-officer.

(d)	Since the Agreement Date, no remuneration or fees have been paid or agreed by the Company to be paid to any director of the Company.

22.	Superannuation

As at Completion, the Company has no employer superannuation obligations in respect of any person.

23.	Effect of sale of Shares

The entry into and performance of this Agreement does not and will not:

(a)	result in the breach of any of the terms, conditions or provisions of any agreement or arrangement to which the Company is a party;

(b)	relieve any person from any obligation to the Company;

(c)	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on the Company or any of its assets; or

(d)	result in any indebtedness of the Company becoming due and payable.

24.	Delegations and finder’s fees

(a)	No power of attorney given by the Company will be in force after Completion.

(b)	Neither the Sellers nor the Company has taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of the Shares under this Agreement

Confidential material omitted and filed separately with the Commission.

Executed as a deed

Sellers

Executed by Kilinwata Investments Pty. Ltd.

ACN 009 641 212 in accordance with its constitution:

Signature of sole director

Name (please print)

Signed Sealed and Delivered by Mi Ok Chong in the presence of:

/s/ Mi Ok Chong
Signature

Signature of witness

Name of witness

(please print)

Address of witness
(please print)

Confidential material omitted and filed separately with the Commission.

Warrantor

Signed Sealed and Delivered by Paul Hopper in the presence of:

/s/ Paul Hopper
Signature of witness	Signature

Name of witness (please print)

Buyer
101/50 McLachlan Ave, Rushcutters Bay
Address of witness
(please print)
Executed by Novogen Limited ACN 063 259 754 in accordance with section 127(1) of the Corporations Act 2001 (Cth):
*-----DocuSigned by:

/s/ James Garner	DocuSigned by:
Signature of director	/s/ Kate Hill
Name (please print)

James Garner	Signature of director or company secretary*
Name (please print)	*delete whichever does not apply

31 OCT 2016	Kate Hill

Confidential material omitted and filed separately with the Commission.

EXHIBIT A

LICENSED PATENT RIGHTS

Country	Patent Number	Application Number	Status
Argentina		P110104706	Filed

Austria	E696957	11808454.0	Granted

Australia	2011343712	2011343712	Granted

Australia		2015268776	Filed

Belgium	2651951	11808454.0	Granted

Bulgaria	2651951	11808454.0	Granted

Brazil		BR112013014914-0	Filed

Canada		2820078	Filed

Switzerland	2651951	11808454.0	Granted

Chile		01093-2013	Filed

China P.R.	ZL201180060597.3	201180060597.3	Granted

China P.R.		201610206179.5	Filed

Colombia	5835	13-105848	Granted

Costa Rica		2013-0247	Filed

Cyprus	2651951	11808454.0	Granted

Czech Republic	2651951	11808454.0	Granted

Germany	602011011639.8	11808454.0	Granted

Denmark	2651951	11808454.0	Granted

Algeria	8698	130447	Granted

Eurasian Patent Convention		201390879	Filed

Ecuador		SP-2013-12692	Filed

Estonia	2651951	11808454.0	Granted

Egypt		PCT1034/2013	Filed

European Patent Convention	2651951	11808454.0	Granted

European Patent Convention	2813506	14177962.9	Granted

Confidential material omitted and filed separately with the Commission.

Country	Patent Number	Application Number	Status
European Patent Convention		16151410.4	Filed

Spain	2651951	11808454.0	Granted

Finland	2651951	11808454.0	Granted

France	2651951	11808454.0	Granted

Great Britain	2651951	11808454.0	Granted

Gulf Cooperation Council		GC2011-20037	Filed

Greece	3085435	11808454.0	Granted

Hong Kong		13113223.7	Filed

Croatia	P20150127	11808454.0	Granted

Hungary	2651951	11808454.0	Granted

Indonesia		W-00201302646	Filed

Ireland	2651951	11808454.0	Granted

Israel		225778	Filed

India		4538/CHENP/2013	Filed

Italy	2651951	502015902331728	Granted

Japan	5775171	2013-544769	Granted

Republic of Korea	10-1548439	2013-7018489	Granted

Republic of Korea		2014-7020819	Filed

Lithuania	2651951	11808454.0	Granted

Luxembourg	2651951	11808454.0	Granted

Latvia	2651951	11808454.0	Granted

Morocco	35795	36026	Granted

Monaco	2651951	11808454.0	Granted

Malta	2651951	11808454.0	Granted

Mexico	335308	MX/A/2013/006858	Granted

Malaysia		PI2013701009	Filed

Netherlands	2651951	11808454.0	Granted

Norway	EP2651951	11808454.0	Granted

New Zealand	609448	609448	Granted

Peru		1418.2013	Filed

Confidential material omitted and filed separately with the Commission.

Country	Patent Number	Application Number	Status
Philippines	1-2013-501243	1-2013-501243	Granted

Poland	2651951	11808454.0	Granted

Portugal	2651951	11808454.0	Granted

Romania	2651951	11808454.0	Granted

Republic of Serbia	53768	P-2015/0034	Granted

Sweden	2651951	11808454.0	Granted

Singapore	190890	201304056-3	Granted

Singapore		10201510347Q	Filed

Slovenia	2651951	11808454.0	Granted

Slovak Republic	2651951	11808454.0	Granted

Thailand		1301003262	Filed

Turkey	TR201501621T4	11808454.0	Granted

Taiwan	I441824	100146570	Granted

Taiwan		103111141	Inactive

Ukraine	109688	A201308951	Granted

United States		61/423694	Inactive

United States	8883799	13/326524	Granted

United States		14/524204	Filed

United States		61/423,694	Inactive

United States		62/268,149	Filed

United States		62/288,832	Filed

United States		62/291,248	Filed

Venezuela		1773-11	Filed

Vietnam		1-2013-02191	Filed

Patent Cooperation Treaty		PCT/US2011/065101 (WO2012/082997)	Inactive

South Africa	2013/04128	2013/04128	Granted

Confidential material omitted and filed separately with the Commission.

EXHIBIT B

STRUCTURE OF GDC-0084

5-(6,6-dimethyl-4-morpholino-8,9-dihydro-6H-[1,4]oxazino[3,4-e]purin-2-yl)pyrimidin-2- amine

Confidential material omitted and filed separately with the Commission.

EXHIBIT C

TECHNOLOGY TRANSFER PLAN

Genentech shall provide the following materials and information to Novogen within three (3) months following the Effective Date:

Clinical Sciences:

XXXXX

Regulatory

XXXXX

Research

XXXXX

IP/Legal

XXXXX

CMC

XXXXX

45 kg of API

XXXXX

API to be shipped within ten (10) days of receipt of upfront payment by Genentech.

Confidential material omitted and filed separately with the Commission.

Drug Product

XXXXX

XXXXX

Confidential material omitted and filed separately with the Commission.

EXHIBIT D

Novogen Clinical Study Design

Preliminary, and Subject to Consultation with Regulatory Agencies and Key Opinion Leaders

CLINICAL TRIAL PROTOCOL CONCEPT Proposed Phase II Study of GDC-0084 in Glioblastoma Multiforme

I.	STUDY OBJECTIVE

This study is intended to demonstrate safety and efficacy of GDC-0084 in the treatment of glioblastoma multiforme (GBM) in the adjuvant setting, following surgical resection and radiotherapy.

The study is designed to maximise the potential for accelerated approval of the product following completion.

II.	STUDY POPULATION

All subjects will have a histologically-confirmed diagnosis of GBM (WHO Grade IV), and an unmethylated MGMT status, as confirmed by PCR or alternative genomic analysis. Prior to study entry, subjects will have had optimal surgical resection and subsequent treatment with radiotherapy and temozolomide, in accordance with the ‘Stupp regimen’. Subjects who have had disease progression or recurrence subsequent to radiotherapy treatment will not be eligible.

Other eligibility criteria will be as commonly deployed for oncology studies. Both male and female subjects will be recruited.

III.	STUDY DESIGN

The study is a multicentre, two-arm, randomised, double-blind clinical trial, using temozolomide as an active comparator.

Following completion of radiotherapy treatment according to the ‘Stupp regimen’, subjects will be assigned to one of two treatment groups, in a 1:1 ratio. The first group will receive temozolomide, in accordance with the labelled dose and schedule. The second group will receive GDC-0084 at a dose of 45mg, once daily.

IV.	ENDPOINTS

Primary Endpoint Progression-Free Survival (PFS)

Secondary Endpoints Overall Survival (OS)

Confidential material omitted and filed separately with the Commission.

D-1

Safety and Tolerability Pharmacokinetics

Exploratory Endpoints

Biomarkers (as predictors of response)

Exploratory Imaging

Neurological and Behavioural Instruments (MDASI-BT, neuro-cognitive tests, etc.)

Quality of Life (HRQoL)

V.	STATISTICAL CONSIDERATIONS

Sample Size

It is expected that approximately 160 subjects will be recruited to the study (80 subjects in each of two arms). Subjects may be stratified according to the Karnofsky Performance Status (KPS) and age.

Confidential material omitted and filed separately with the Commission.

D-2

EXHIBIT F

PROPOSED PUBLICATIONS

1: Clinical Pharmacokinetics and Brain Penetration of GDC-0084, an Oral PI3K/mTOR Inhibitor, in Patients with High-Grade Glioma

Status: Draft in preparation - submission by end of 2016 (Lead author Kari Morrissey)

Poster presented at ASCPT meeting in March 2016, with the addition of the clinical imaging data from one subject.

2. First-in-human Phase I study to evaluate the brain-penetrant PI3K/mTOR inhibitor GDC-0084 in patients with progressive or recurrent high-grade glioma

Timothy Cloughesy,1 Patrick Y. Wen,2 Alan Olivero,1 Xuyang Lu,3 Lars Mueller,3 Alexandre Fernandez Coimbra,3 Elizabeth Gerstner,2 Jordi Rodon5

Status: Draft in preparation

Poster presented at ASCO

[1]	CMC Article and a book chapter on the API synthesis - (Lead author Andy Stumf)

Status: Draft in preparation

Confidential material omitted and filed separately with the Commission.

D-3